                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                    KB Home
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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


                                PROXY STATEMENT













                            it's not just business,

                                 it's personal.






                             NOTICE OF 2001 KB HOME

                         ANNUAL MEETING OF STOCKHOLDERS

                              AND PROXY STATEMENT

                                     KB LOGO

                                    KB HOME
                            10990 Wilshire Boulevard
                         Los Angeles, California 90024
                                 (310) 231-4000

                            ------------------------

                                  BRUCE KARATZ
                      Chairman and Chief Executive Officer

                            ------------------------

                                 March 1, 2001

                            Dear Fellow Stockholder:

Your officers and directors join me in inviting you to attend the Annual Meeting of Stockholders of KB Home at 9:00 a.m. on April 5, 2001 at The W Hotel in Los Angeles, California.

The matters expected to be acted on at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to specific agenda items, by attending the meeting you will have an opportunity to hear about our plans for the future and to meet your officers and directors. Whether or not you plan to attend, please sign and date the enclosed Proxy Card and return it as soon as possible in the envelope provided to ensure that your shares will be represented. You may also vote by calling the 800-number listed on your Proxy Card.

We look forward to seeing you on April 5th.

                                   Sincerely,

                                /s/ BRUCE KARATZ
                                  BRUCE KARATZ
                      Chairman and Chief Executive Officer

                                     KB LOGO

                            -----------------------

                            NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS

                            To Be Held April 5, 2001

                       To the Holders of the Common Stock
                                  of KB Home:

 The Annual Meeting of Stockholders of KB Home (the "Company") will be held on
                                   Thursday,
 April 5, 2001 at 9:00 a.m. Los Angeles time in the Great Room of The W Hotel,
                             930 Hilgard Avenue in
              Los Angeles, California for the following purposes:

(1) To elect four Class III Directors, each to serve for a term of three years;

             (2) To approve the KB Home 2001 Stock Incentive Plan;

   (3) To re-approve the KB Home Performance-Based Incentive Plan for Senior
                                   Management
so that compensation paid thereunder will continue to be fully deductible by the
                                    Company
                        for Federal Income Tax purposes;

  (4) If properly presented, to consider and act upon a stockholder proposal, which is opposed by
                          the Board of Directors; and

 (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

 The Board of Directors has fixed the close of business on February 14, 2001 as the record date for determination of holders of Common Stock entitled to notice of, and to vote at, the meeting or any adjournment thereof. If you plan to attend the meeting you may be asked to present photo identification and you may be accompanied by one guest only. If you hold your shares in a brokerage account
   (in "street name"), you will need to bring a copy of a brokerage statement reflecting your ownership of shares on February 14, 2001.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
 THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED. YOU MAY
   ALSO VOTE BY CALLING THE 800-NUMBER LISTED ON YOUR PROXY CARD. YOUR PROMPT RETURN OF THE PROXY CARD OR TELEPHONE VOTE WILL ENSURE THAT YOUR SHARES ARE
 REPRESENTED AT THE MEETING AND WILL SAVE THE COMPANY THE ADDITIONAL EXPENSE OF
                              SOLICITING PROXIES.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                              /S/KIMBERLY N. KING
                                KIMBERLY N. KING
                                   Secretary

                            Los Angeles, California
                                 March 1, 2001

                                     KB LOGO

                                    KB HOME

                            10990 Wilshire Boulevard
                         Los Angeles, California 90024

                                PROXY STATEMENT
                                      for
                         ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held April 5, 2001
                            ------------------------

                              GENERAL INFORMATION

  Your Board of Directors furnishes this Proxy Statement in connection with its solicitation of your proxy in the form enclosed to be used at the Company's Annual Meeting of Stockholders to be held on Thursday, April 5, 2001 (the "Annual Meeting"), at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A copy of the Company's Annual Report to Stockholders for the fiscal year ended November 30, 2000, including audited financial statements, is also being mailed to stockholders concurrently with this Proxy Statement. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed Proxy Card will commence on or about March 8, 2001.

  You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please date, sign and promptly return your Proxy Card in the envelope provided. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by written notice to the Company's Secretary, and, if you attend the Annual Meeting, you may vote your shares in person.

  Only holders of record of the 43,973,952 shares of Common Stock outstanding at the close of business on February 14, 2001 will be entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held. The Company's Grantor Stock Trust, established to assist the Company in meeting its stock-related obligations under various employee benefit programs, held 8,774,612 shares of Common Stock outstanding for voting purposes as of the record date. These shares are voted by the trustee of the Grantor Stock Trust in accordance with instructions received from employees participating in the Company's employee stock option plans. There is no right to cumulative voting.

  The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Annual Meeting. All shares of Common Stock represented by valid proxies received pursuant to this solicitation and not revoked will be voted in accordance with the choices specified. Where no specification is made with respect to any item submitted to a vote, such shares will be voted for the election as directors of the Company of the four individuals named under "Election of Directors", for the KB Home 2001 Stock Incentive Plan, for re-approval of the

KB Home Performance-Based Incentive Plan for Senior Management and against the stockholder proposal. Since the proxy confers discretionary authority to vote upon other matters that properly may come before the meeting, shares represented by signed proxies returned to the Company will be voted in accordance with the judgment of the person or persons voting the proxies. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be counted as present and will have the effect of a negative vote because the election of each director will require affirmative vote of a majority of shares present. Abstentions may be specified on the KB Home 2001 Stock Incentive Plan, re-approval of the KB Home Performance-Based Incentive Plan for Senior Management and the stockholder proposal, and will be counted as present for purposes of voting on the proposal, and will have the effect of a negative vote because passage of the proposal will require the affirmative votes of a majority of shares present in person or by proxy and entitled to vote. Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and re-approval of the KB Home Incentive Plan for Senior Management, but may not vote on the KB Home 2001 Stock Incentive Plan, and stockholder proposal. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote.

  The persons named as proxies on the enclosed Proxy Card are Bruce Karatz, Chairman and Chief Executive Officer, and Kimberly N. King, Director of Corporate Legal Affairs and Secretary.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS
                            ------------------------

  At the Annual Meeting, the Board of Directors will present as nominees and recommend to stockholders that the four persons listed below be elected as Class III Directors to serve for a three-year term ending at the 2004 Annual Meeting of Stockholders. Should any of these nominees become unable to serve as a director prior to the Annual Meeting, the persons named on the enclosed Proxy Card will, unless otherwise directed, vote for the election of such other person as the Board of Directors may recommend in place of such nominee.

  A brief summary of each nominee's principal occupation, business affiliations and other information follows.

--------------------------------------------------------------------------------

[photo of Ronald W. Burkle]

RONALD W. BURKLE, age 48, is the founder and managing partner of The Yucaipa Companies, a private investment firm that invests primarily its own capital. Yucaipa has completed 16 transactions in the supermarket industry nationwide including the acquisition and sale of Dominick's Finer Foods of Chicago and mergers including: Ralphs Grocery Company, Alpha Beta and Hughes Markets of Southern California; Fred Meyer, Inc. of Portland, Oregon; Smith's Food & Drug of Salt Lake City and QFC of Seattle. In May of 1999 Yucaipa completed the merger of Fred Meyer, Inc. with The Kroger Company of Cincinnati forming the largest supermarket company in the United States. Mr. Burkle is also the majority shareholder of Golden State Foods, the largest supplier of food products to McDonald's, and Cyrk, Inc. the largest provider of toys and promotions to McDonald's. Mr. Burkle is a member of the board of Occidental Petroleum Corporation and Kaufman and Broad S.A., the Company's publicly-held French subsidiary. He also serves as Trustee of The John F. Kennedy Center for the Performing Arts, The J. Paul Getty Trust and the Carter Center; Chairman of the Board of D.A.R.E. (Drug Abuse Resistance Education) America; member of the Executive Board for the Medical Sciences at UCLA; Co-Chairman of the Burkle Center for International Relations at UCLA; Trustee of the National Urban League; and Founder and Chairman of the Board of Trustees of the Ralphs/Food 4 Less Foundation. He has been a director of the Company since 1995.

[photo of Dr. Ray R. Irani]

DR. RAY R. IRANI, age 66, is Chairman and Chief Executive Officer of Occidental Petroleum Corporation ("Occidental"). He joined Occidental in 1983 as Chairman and Chief Executive Officer of Occidental Chemical Corporation, an Occidental subsidiary, and as Executive Vice President of Occidental. In 1984 he was elected to the Board of Directors of Occidental and was named President and Chief Operating Officer. He assumed the responsibilities of Chairman and Chief Executive Officer, in addition to President, in 1990. Dr. Irani serves as Honorary Chairman of the Board of Directors of Canadian Occidental Petroleum Ltd., an Occidental affiliate, and has been a director since 1984. He served as Chairman of the Board of Canadian Occidental from 1987 to 1999. An Honorary Fellow of the American Institute of Chemists, Dr. Irani is a director of the National Association of Manufacturers, the American Petroleum Institute, the National Committee on United States-China Relations, Cedars Bank (formerly Bank
Audi), ICN Pharmaceuticals, Inc. and the Jonsson Cancer Center Foundation/UCLA. He is a member of The President's Export Council, the National Petroleum Council, the Scientific Research Society of America, the American Chemical Society, and the Industrial Research Institute. He is a trustee of the University of Southern California and serves on the CEO Board of Advisors of the University's School of Business Administration. He is also a trustee of the American University of Beirut. Dr. Irani has been a director of the Company since 1992.

[photo of Guy Nafilyan]                                   [photo of Luis G. Nogales]

GUY NAFILYAN, age 56, has been Chairman, President and Chief Executive Officer of Kaufman & Broad S.A., the Company's publicly-held French subsidiary, and Executive Vice President of the Company since April 1992. He was a Senior Vice President of the Company from 1987 to 1992, and from 1983 through 1987 he was President of Kaufman & Broad S.A. Mr. Nafilyan has been a director of the Company since 1987.

LUIS G. NOGALES, age 57, is President of Nogales Partners, an acquisition company, which he founded in 1990 and is senior advisor to Deutsche Bank Private Equity Partners. He was Chairman and Chief Executive Officer of Embarcadero Media, Inc. from 1992 to 1997, President of Univision Communications, Inc. (the nation's largest Spanish language television network) from 1986 to 1988, and Chairman and Chief Executive Officer of United Press International from 1983 to 1986. He is a director of the Adolph Coors Company, Southern California Edison Co., Edison International, Arbitron, and Kaufman & Broad S.A., the Company's publicly-held French subsidiary. He is a member of the board of the Inter-American Dialogue and the Pacific Council on International Policy; a trustee of The Ford Foundation, and The J. Paul Getty Trust and former Vice President of the Board of Trustees of Stanford University. Mr. Nogales has been a director of the Company since 1995.

  The other directors of the Company and their respective principal occupations, business affiliations and other information for at least the past five years are as follows. Mr. Randall Lewis, who had served on the Board of Directors since January 1999, stepped down as a director in February 2001.

--------------------------------------------------------------------------------

[photo of Henry G. Cisneros]                              [photo of Jane Evans]

HENRY G. CISNEROS, age 53, is Chairman and Chief Executive Officer of American CityVista, the homebuilding joint venture formed by Mr. Cisneros and the Company in August 2000. Previously, Mr. Cisneros was president and chief operating officer of Univision Communications, Inc. from 1997 through July 2000. From January 1993 through January 1997, Mr. Cisneros served as the Secretary of the U.S. Department of Housing and Urban Development. Prior to serving as Secretary, he was Chairman of Cisneros Asset Management Company. In 1981, Mr. Cisneros became the first Hispanic American mayor of a major U.S. city, San Antonio, Texas, and served as mayor through 1987. Mr. Cisneros has also served as President of the National League of Cities, Chairman of the National Civic League, Deputy Chair of the Federal Reserve Bank of Dallas, and as a board member of the Rockefeller Foundation. He was elected to the Company's Board of Directors in August 2000 and will next stand for re-election in 2003.

JANE EVANS, age 56, is President and Chief Executive Officer of GAMUT Interactive, Inc. (formerly SmartTV, LLC). From 1991 to 1995 she served as Vice President and General Manager, Home and Personal Services Division, US West Communications, Inc. From 1987 to 1989 she was a general partner of Montgomery Securities, and from 1989 until 1991 she was President and Chief Executive Officer of the InterPacific Retail Group. Ms. Evans serves as a director of Georgia Pacific, Hypercom Corporation, Main Street & Main, Incorporated, PETsMART, Inc., and Philip Morris Companies, Inc. Ms. Evans has been a director of the Company since 1993 and her current term will expire in 2002.

[photo of James A. Johnson]                               [photo of Bruce Karatz]

JAMES A. JOHNSON, age 57, is Chairman and Chief Executive Officer of Johnson Capital Partners, a private investment company. Mr. Johnson was employed by Fannie Mae from 1990 through 1999, where he served as Vice Chairman in 1990, Chairman and Chief Executive Officer from 1991 through 1998 and Chairman of the Executive Committee of the Board in 1999. He is Chairman of The John F. Kennedy Center for the Performing Arts and is Chairman of the Board of Trustees of The Brookings Institution. He serves on the boards of Gannett Co., Inc., Target Corporation, UnitedHealth Group, The Goldman Sachs Group, Inc., Cummins Engine Company, Inc., Temple-Inland, Inc., National Association on Fetal Alcohol Syndrome, The Enterprise Foundation, National Housing Endowment, Carnegie Corporation of New York and Carnegie Endowment for International Peace. Mr. Johnson has been a member of the Board of Directors since 1992 and his current term will expire in 2002.

BRUCE KARATZ, age 55, has been Chairman, President, and Chief Executive Officer of the Company since 1993. Mr. Karatz joined the Company's predecessor in 1972, and from 1976 through 1980 he was President of its French homebuilding subsidiary, Kaufman & Broad S.A. From 1980 until the formation of the Company in 1986, Mr. Karatz was President of Kaufman and Broad Development Group; and from 1986 to 1993 he was the Company's President and Chief Executive Officer. Mr. Karatz is a director of Honeywell International Inc., The Kroger Company, National Golf Properties, Inc. and Kaufman & Broad S.A., the Company's publicly-held French subsidiary. Among his civic and professional activities, Mr. Karatz is Chairman of the California Business Roundtable; Chairman of the Los Angeles World Affairs Council; a trustee of the RAND Corporation; a member of the Council on Foreign Relations, the Executive Committee of the Board of Governors of The Performing Arts Center of Los Angeles County, and the University of Southern California Law Center Board of Counselors; and Co-Chairman of the Mayor's Alliance for a Safer L.A. Mr. Karatz has been a director of the Company since 1986. He will next stand for re-election in 2003.

[photo of Barry Munitz]                                   [photo of Sanford C. Sigoloff]

BARRY MUNITZ, age 59, is President and Chief Executive Officer of the J. Paul Getty Trust. From 1991 to 1997, Dr. Munitz was Chancellor of the California State University, the largest system of senior higher education in the United States. In 1998, he also served as Head of the Gubernatorial Transition Team for California Governor Gray Davis. In addition to his professional affiliations, since 1992 he has served on numerous public and private boards. He was a director of SunAmerica Inc., Chairman of the American Council on Education and Chairman of the California Education Round Table. He also served on the Commission on National Investment in Higher Education, and the White House Commission "America Reads." Dr. Munitz's current term will expire in 2002.

SANFORD C. SIGOLOFF, age 70, has been Chairman, President and Chief Executive Officer of Sigoloff & Associates, Inc. since 1989 and in 1994 was appointed to the California State Board of Education by California Governor Pete Wilson. Mr. Sigoloff was President and Chief Executive Officer of L. J. Hooker Corporation from 1989 to 1992, and was Chairman, President and Chief Executive Officer of Wickes Companies, Inc., a retail and wholesale merchandiser, from 1982 to 1988. Mr. Sigoloff was a Presidential appointee to the United States Holocaust Memorial Council in Washington, D.C. from 1988 through 1994 and is a Fellow in the American College of Bankruptcy. Mr. Sigoloff is a director of Movie Gallery, Inc. Among his many civic involvements, Mr. Sigoloff is a director of the National Conference of Christians and Jews and the Center Theatre Group; a trustee of the UCLA Foundation, the Medical Centers of Cedars-Sinai and Chaim Sheba; a member of the Executive Committee of the City of Hope and the Executive Board and the Board of Governors of The American Jewish Committee; and a national trustee and Vice President of the National Jewish Center for Immunology and Respiratory Medicine. He is also an adjunct professor at The Anderson Graduate School of Management at UCLA. Mr. Sigoloff has been a director of the Company or its predecessor company since 1979 and his current term will expire in 2002.

                          THE BOARD AND ITS COMMITTEES

                            ------------------------

  The Company's Board of Directors held five regular meetings during the fiscal year ended November 30, 2000. Management also periodically conferred with directors informally between meetings regarding Company affairs. During 2000, all directors, with the exception of Messrs. Burkle and Nafilyan, attended 80% or more of the total aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served.

  During most of 2000, the Company's Board of Directors was comprised of eight non-employee directors and two employee directors. Mr. Cisneros, the ninth non-employee director, was elected in August 2000. In February 2001, Mr. Lewis, a non-employee director, stepped down from the Board of Directors. The committees of the Board of Directors consist of the Personnel, Compensation and Stock Plan Committee, the Audit and Compliance Committee, the Nominating and Corporate Governance Committee and the Executive Committee. The committees of the Board of Directors are comprised entirely of non-employee directors, except for the Executive Committee, which includes one employee director.

PERSONNEL, COMPENSATION AND STOCK PLAN COMMITTEE

The Personnel, Compensation and Stock Plan Committee of the Board of Directors reviews and makes recommendations regarding compensation and other employment benefits for the Company's officers and other members of senior management. The committee also reviews and approves awards made under the Company's employee stock plans, the Company-wide annual merit increase guidelines for base salaries and all nominations for officers of the Company. The committee also reviews, considers and provides input regarding executive succession planning. The members of the committee during 2000 were Messrs. Burkle, Irani, Johnson, and Nogales, with Mr. Johnson serving as Chairman. The committee held four meetings during 2000; members were also periodically consulted by management to discuss compensation or personnel issues between meetings. See the "Personnel, Compensation and Stock Plan Committee Report on Executive Compensation" (the "Compensation Committee Report") at pages 15 - 19.

AUDIT AND COMPLIANCE COMMITTEE

The function of the Audit and Compliance Committee of the Board of Directors is to approve the selection of, and review all services performed by, the Company's independent auditors; to meet, consult with, and receive reports from the Company's independent auditors, its financial and accounting staff and its internal audit department; and to review and take action, or make recommendations to the Board of Directors, with respect to the scope of the audit procedures, accounting practices, internal accounting and financial controls and legal affairs of the Company. The committee held three meetings during the year. In 2000, the committee was comprised of Ms. Evans and Messrs. Munitz, Nogales and Sigoloff. Mr. Sigoloff served as Chairman.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the Board of Directors considers and makes recommendations to the Board concerning the appropriate size and needs of the Board, including the annual nomination of directors and nominees for new directors. The committee reviews and makes recommendations concerning other policies related to the Board of Directors, including committee composition, structure and size, and director compensation. The committee regularly evaluates Board performance to determine ways to enhance Board effectiveness. The committee also considers and makes recommendations to the Board concerning corporate governance issues and trends. In 2000, the members of the committee were Ms. Evans and Messrs. Irani and Johnson. Dr. Irani served as Chairman of the committee, which had two meetings during the year.

  The Nominating and Corporate Governance Committee will consider qualified nominees for director. Stockholders wishing to make such recommendations should submit the name of the candidate and the candidate's background and qualifications to the committee, c/o the Secretary of the Company, 10990 Wilshire Boulevard, Los Angeles, California 90024 not later than January 1 of the year in which the proposed candidate is to be considered for nomination.

EXECUTIVE COMMITTEE

The Executive Committee has the authority of the Board of Directors between meetings of the Board of Directors except to the extent that such authority may be limited by the Company's Bylaws (which do not currently provide for any such limitation) or by applicable law. The members of the committee are Messrs. Sigoloff and Karatz; Mr. Sigoloff is Chairman. Dr. Irani serves as alternate member of the committee in the event Mr. Sigoloff or Mr. Karatz is not available to act. The committee held one meeting in 2000, and also acted periodically by written consent.

COMPENSATION PAID TO BOARD MEMBERS

Directors who are employees of the Company receive no additional compensation for their service on the Board of Directors. The Company's employee directors are Messrs. Karatz and Nafilyan. Directors who are not employees of the Company are paid a quarterly retainer of $5,000, plus $1,500 for each Board of Directors meeting and $1,000 for each committee meeting attended. If two committee meetings are attended on the same day, $500 is paid for attendance at the second committee meeting. Each committee chairman receives an annual retainer of 500 deferred Common Stock Units ("Stock Units") or, for directors who own at least 10,000 shares of Common Stock or Stock Units and who so elect, a specified number of options (as described more fully below). Directors may defer all or a portion of their cash fees until a later specified event, such as retirement. Directors are reimbursed for travel and other expenses related to attendance at Board of Directors and committee meetings.

  With a view toward further aligning the compensation of the Company's directors with the equity interests of the Company's stockholders, the Company maintains the KB Home Non-Employee Directors Stock Plan (the "Directors Stock Plan"). Under the Directors Stock Plan, in 2000 each director who was serving on the Board as of the 2000 Annual Meeting received an annual grant of 2,000 Stock Units or, for directors who own at least 10,000 shares of Common Stock or Stock Units and who so elect, a specified number of options (as described more fully below). Under the Directors Stock Plan, directors may also elect to receive all or a portion of their Board retainers and meeting fees in Stock Units rather than in cash. Directors who make this election receive Stock Units valued at 110% of the cash fees to which they would otherwise have been entitled. The shares of Common Stock represented by the Stock Units will be distributed in-kind or in cash, at the election of the participating director, when he or she retires or otherwise leaves the Board. Directors earn the equivalent of cash dividends on, but do not have voting or investment power with respect to, the shares of Common Stock represented by the Stock Units.

  Additionally, the Directors Stock Plan provides that directors who own at least 10,000 shares of the Company's Common Stock or Stock Units may elect to receive their annual Stock Unit grant, annual retainers and/or meeting fees in options rather than in Stock Units or cash, as the case may be. The number of options granted in lieu of cash fees is equal to 110% of the cash value of the retainer or meeting fees otherwise earned and are granted at a ratio determined by reference to value of the Company's Common Stock on grant date. The value of options granted in lieu of Stock Units is calculated in the same manner, except that there is no added 10% premium. Options are granted as of each Annual Meeting of Stockholders and have an exercise price equal to the average closing price of the Company's Common Stock on the New York Stock Exchange for the ten consecutive trading days immediately preceding the date of the Annual Meeting. The options are immediately exercisable and, consistent with the Company's employee options, have a term of fifteen years.

  In furtherance of the Company's overall support for charitable giving, and in acknowledgment of the service of the Company's directors, the Company maintains a Directors' Legacy Program under which the Company will make a charitable donation to no more than five charitable organizations or educational institutions of the director's choice upon his or her death. All directors are eligible to participate in the program. From the inception of the program in 1995 through 1998, the maximum charitable donation that could be made by the Company on behalf of any director was $500,000. As of January 1, 1999, the maximum charitable donation that may be made by the Company was increased to $1 million. Accordingly, directors who were serving on the Board as of January 1, 1999 vest in the original $500,000 donation in five equal annual installments of $100,000 commencing with the first anniversary of their initial election to the Board; these directors must serve on the Board for five consecutive years to be fully vested in the original donation amount. In addition, directors serving on the Board as of January 1, 1999 will vest in the increased charitable donation in annual installments of $200,000, $150,000 and $150,000, respectively; these directors must serve on the Board through January 1, 2002 to be fully vested in the additional donation. Directors first elected to the Board after January 1, 1999 will vest in the full $1 million donation in five equal annual installments of $200,000; these directors must serve on the Board for five consecutive years to be fully vested in the program. To be eligible to receive a donation, a recommended organization must be an educational institution or charitable organization and must qualify to receive tax-deductible donations under the Internal Revenue Code. The program is funded by life insurance contracts maintained by the Company on the lives of the participating directors. This funding is structured such that the life insurance proceeds are expected to equal the cost to the Company of maintaining the program. The program has no direct compensation value to directors or their families because they do not receive any direct cash or tax savings.

                     BENEFICIAL OWNERSHIP OF COMPANY STOCK

                            ------------------------

DIRECTORS AND MANAGEMENT

The following information is furnished as of February 27, 2001 to indicate the beneficial ownership of the Company's Common Stock by each director and each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers") individually, and by all directors, Named Executive Officers and other executive officers as a group. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. No director, Named Executive Officer or other executive officer owns more than 1% of the Company's Common Stock, other than Mr. Karatz who owns 3.2%. As a group, all directors, Named Executive Officers and other executive officers of the Company own in the aggregate 5.0% of the Company's Common Stock.

                                                         AMOUNT AND NATURE OF
              NAME OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP(A - D)
---------------------------------------------------------------------------------
Ronald W. Burkle                                                  25,796
Henry G. Cisneros                                                  7,597
Jane Evans                                                        10,136
Dr. Ray R. Irani                                                  28,201
James A. Johnson                                                  33,699
Bruce Karatz                                                   1,388,522
Dr. Barry Munitz                                                   4,000
Guy Nafilyan                                                     157,265
Luis G. Nogales                                                    9,667
Sanford C. Sigoloff                                               32,652
Jeffrey T. Mezger                                                130,822
Glen Barnard                                                     158,124
Albert Z. Praw                                                    63,431
All directors, Named Executive Officers and other
  executive officers as a group (16 persons)                   2,198,206
---------------------------------------------------------------------------------

(a) Included are Stock Units held by non-employee directors under the Directors Stock Plan in the following amounts: Mr. Burkle 13,155; Mr. Cisneros 597; Ms. Evans 8,636; Dr. Irani 11,201; Mr. Johnson 18,699; Mr. Lewis 2,000; Dr. Munitz 2,000; Mr. Nogales 9,167; and Mr. Sigoloff 17,352.

(b) Included are shares of Common Stock subject to acquisition within 60 days of February 27, 2001 through the exercise of stock options granted under the Company's employee stock plans in the following amounts: Mr. Karatz 928,819; Mr. Mezger 105,193; Mr. Nafilyan 96,667; Mr. Barnard 118,941; and Mr. Praw 4,000; and all executive officers as a group, 1,352,799. Also included are shares subject to acquisition within 60 days of February 27, 2001 through the exercise of options under the

    Directors Stock Plan in the following amounts: Mr. Burkle 12,141; Dr. Irani 5,000; and Mr. Johnson 13,000.

(c) Included are a total of 153,593 shares of restricted Common Stock granted under the Company's employee stock plans. As of February 27, 2001, Mr. Karatz held 62,500, and Mr. Nafilyan held 31,250 shares of restricted Common Stock under a grant made in 1991. These shares vest in twelve equal annual installments, the first of which vested in 1994; full vesting will occur in 2005. For 2001, Mr. Karatz also received an award of 28,584 shares of restricted stock; the shares vest on February 1, 2004, three years from the date of grant. In accordance with his employment agreement, which places a $3 million limit on his cash incentive bonus, these shares represent the portion of his 2000 incentive bonus that was in excess of $3 million. Please also see the Compensation Committee Report on pages 18-19. Pursuant to a compensation program adopted in 1997 under which a portion of their annual incentive bonus is determined by the Company's, or a particular business unit's, pretax return on investment, the following officers also hold the following shares of Common Stock granted on December 1, 2000 that are restricted from sale for one year from the date of grant: Mr. Karatz 19,853; Mr. Mezger 4,913; Mr. Nafilyan -0-; Mr. Barnard 2,525; Mr. Praw, 1,228; and all executive officers as a group, 31,259. The actual number of shares of restricted Common Stock earned by some executives was greater than the amount reported; the amounts reported are shares beneficially owned by each executive less shares that were withheld for income tax purposes.

(d) Mr. Praw holds 8,522 shares of Common Stock in a trust of which he is the sole trustee and sole beneficiary and over which he exercises sole voting and investment power.

BENEFICIAL OWNERS OF MORE THAN 5 PERCENT

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended, as of February 27, 2001 the only persons or entities known to be beneficial owners of more than 5% of the Company's Common Stock were as follows:

                                                      AMOUNT AND
                                                      NATURE OF        PERCENT
                                                      BENEFICIAL         OF
      NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP(A - B)     CLASS
      ------------------------------------         ----------------    -------
Wachovia Bank, N.A.,                                  8,774,612         19.95%
Trustee for the KB Home
Grantor Stock Trust,
Institutional Trust and Retirement Services
301 North Church Street
Winston-Salem, North Carolina 27101
Wellington Management Company, LLP                    3,032,300          6.90%
75 State Street
Boston, Massachusetts 02109

---------------
(a) Pursuant to the amendment to Schedule 13D dated February 14, 2001 filed with the Securities and Exchange Commission by Wachovia Bank, N.A. (the "Trustee"), the KB Home Grantor Stock Trust

     (the "GST") holds all of the shares reported pursuant to a trust agreement creating the GST in connection with the prefunding of certain obligations of the Company under various employee benefit plans. Both the GST and the Trustee disclaim beneficial ownership of the shares reported. The Trustee has no discretion over the manner in which the shares held by the GST are voted. The trust agreement for the GST provides that, as of any given record date, employees who hold unexercised options under the Company's employee stock option plans will determine the manner in which shares of the Company's Common Stock held in the GST are voted.

     The Trustee will vote the Common Stock held in the GST in the manner directed by those eligible employees who submit voting instructions for the shares. The number of shares as to which any one employee can direct the vote will depend upon how many employees submit voting instructions to the Trustee. Employees who are also directors of the Company are excluded from voting; accordingly, Messrs. Karatz and Nafilyan may not direct the vote of any shares in the Trust. If all eligible employees submit voting instructions to the Trustee, as of the February 14, 2001 record date for the Annual Meeting, the other Named Executive Officers will have the right to vote the following share amounts: Mezger 975,221; Barnard 634,951; and Praw 416,710; and all executive officers as a group, 2,741,042. If less than all of the eligible employees submit voting instructions, then the foregoing amounts will be higher. The trust agreement further provides that all voting instructions received by the Trustee will be held in confidence and will not be disclosed to any person including the Company.

(b) Pursuant to the amendment to Schedule 13G dated February 14, 2001 filed with the Securities and Exchange Commission by Wellington Management Company, LLP ("WMC"), WMC, an investment advisor, has shared investment power with respect to all shares reported as beneficially owned, shared voting power with respect to 1,000 shares reported as beneficially owned and no voting power with respect to 3,031,300 of the shares reported as beneficially owned. Pursuant to the amendment to Schedule 13G dated February 13, 2001 filed with the Securities and Exchange Commission by Vanguard Windsor Funds -- Vanguard Windsor Fund ("Vanguard"), Vanguard, an investment company, has shared investment power with respect to all shares reported as beneficially owned by WMC, has sole voting power with respect to 3,031,300 of the shares reported as beneficially owned and shared voting power with respect to 1,000 of the shares reported as beneficially owned by WMC.

                     PERSONNEL, COMPENSATION AND STOCK PLAN
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                            ------------------------

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company designs executive compensation to attract and retain top-quality executive talent and to provide incentives for them to build stockholder wealth and to achieve the Company's annual business plan. To this end, the Compensation Committee is guided by the Company's executive compensation philosophy which is based on a total compensation approach, which requires constant analysis of both annual and long-term compensation and which is intended to:

- closely link compensation to the creation of stockholder value;

- encourage stock ownership by executives to directly align executive interests with stockholder interests;

- reward contributions that further the Company's mission by aligning individual performance measures with the Company's performance objectives;

- balance compensation elements to encourage the achievement of both short-term business plans and long-term strategic objectives; and

- attract, retain and motivate executives of the highest quality.

  Under the Company's total compensation approach, annual incentive compensation is typically determined by the pre-tax, pre-incentive profit and pre-tax return on investment of the Company (or a particular business unit). Long-term compensation awards are determined by the Company's cumulative earnings per share and the Company's (or a particular business unit's) average pre-tax return on investment over a specified period of years. Additionally, in determining the level of annual and long-term compensation, qualitative data are analyzed to ensure that qualitative achievements are fully recognized. This total compensation approach puts a large portion of executives' compensation "at risk" based on the Company's performance, as well as their individual performance. The Personnel, Compensation and Stock Plan Committee (the "Compensation Committee") believes that this is a balanced approach that motivates the Company's executives to continually improve the Company's performance and maintains close alignment with the interests of the Company's stockholders.

  The Company's performance in 2000 was improved over 1999. While total revenues increased modestly at 3% over 1999 and unit deliveries were essentially flat with 1999, diluted earnings per share increased 28% over 1999 (excluding the French IPO gain in 2000 and a one time secondary marketing trading loss in
1999); and 2000 year-end backlog value increased 30% over 1999. The improved results in 2000 were largely achieved through the Company's continued use of its KB2000 operational business model, which contributed to an increase in housing gross margin. The Company's focus on selling, general and administrative expense reduction initiatives as well as its lower effective tax rate and fewer shares outstanding also had a favorable impact on 2000 results. During 2000, the Company also completed $247 million of stock repurchases. Strong earnings as well as the successful execution of an asset repositioning program enabled the Company to maintain its debt to total capital ratio within targeted levels despite the significant stock repurchase activity. Overall conditions in all of the

Company's principal markets remained favorable during 2000.

COMPENSATION IN 2000

The following generally describes how the Company's executive officers and, in particular, the Named Executive Officers, were paid in 2000. Please see the compensation tables on pages 23-27 for a detailed presentation of compensation earned by the Named Executive Officers in 2000. The specifics of Chief Executive Officer compensation are addressed separately in this report.

Base Salaries. Base salaries are viewed as compensation for an executive's ongoing contribution to the performance of the business units for which he or she is responsible. Increases in executive base salaries are made by reference to the Compensation Committee's assessment of each executive's contribution to the Company's business and by reference to the Company-wide budget for base salary increases. Executive base salaries are targeted to be competitive with average base salaries paid to executives with comparable responsibilities at other companies in the real estate sector. The Committee reviews analyses by the Compensation Department of the Company and by outside consultants to ensure that base salaries remain competitive and are at least at the median level.

  The average merit increase, of employees receiving merit increases, was 4.5% in 2000. This increase was authorized by the Compensation Committee in light of the Company's improved performance, and by general reference to national trends across industries. Individual base salary increases are determined by individual performance and contribution levels and ranged from 0% to 7.5% in 2000, excluding promotional increases. Base salary increases (excluding promotional increases) for the Named Executive Officers in 2000 were consistent with the Company-wide increase and the Company's merit distribution philosophy.

  In keeping with the Company's total compensation approach, base salaries, coupled with annual incentive awards, are targeted to be competitive with the upper quartiles of base salaries and incentive awards made to executives with comparable responsibilities at other companies in the real estate sector.

Annual Incentive Awards. Annual incentives are paid in cash and restricted shares of the Company's Common Stock and are intended to reward executives for improved short-term performance by the Company. In general, annual cash incentive awards paid to executives are determined by the pre-incentive, pre-tax profit of the business operations for which they are responsible, but may be increased or decreased depending upon the pre-tax return on investment from those operations (the "PROI Modifier") and by customer satisfaction as measured by the Company's Customer Satisfaction Index ("CSI"). This approach is intended to motivate executives to improve the Company's overall performance in a balanced manner.

  In 2000, certain officers, including four of the Named Executive Officers, earned annual cash incentive awards based upon a specific percentage of the Company's (or a particular business unit's) pre-incentive, pre-tax profit, as adjusted by the PROI Modifier. Annual incentive bonuses for certain other executives were determined by a combination of a percentage participation in the Company's (or a particular business unit's) pre-incentive, pre-tax profit, as adjusted by the PROI Modifier and CSI, and the Compensation Committee's assessment of their individual job performance and contribution levels.

  Cash incentive compensation earned by the Company's executive officers is primarily determined by the Company's performance. Therefore, as a result of the Company's improved performance in 2000, executive officers earned more cash incentive compensation in 2000, than they did in 1999. Of the total cash compensation earned by the Named Executive Officers in 2000, 75% was from incentives determined by the Company's performance.

Long-Term Incentive Compensation. Long-term incentive compensation is generally awarded in the form of stock option grants, as well as Performance Unit awards under the Company's Unit Performance Program.

  By providing executives with an ownership stake in the Company, stock options are intended to align executive interests with stockholder interests and to motivate executives to continually improve the long-term performance of the Company. As shown in the table entitled "Option/SAR Grants in Last Fiscal Year" on page 25, in 2000 original stock option grants were made to each of the Named Executive Officers. Certain grants were made to Company executives, including the Named Executive Officers, during the fourth quarter of fiscal 2000, which represent the annual grants for fiscal year 2001.

  In early 1998, the Committee adopted an Executive Stock Ownership Policy, designed to further the Company's strategy of closely aligning the interests of management and shareholders. The policy requires senior corporate and divisional managers to achieve ownership levels of the Company's Common Stock equal to one to four times their annual salary, depending on their position. Executives must meet their required ownership levels within three years of becoming subject to the policy, and must thereafter sustain those levels throughout their employment with the Company.

  In order to achieve their required ownership levels, in 2000, several executives, including Mr. Praw, exercised options previously awarded in the ordinary course under the Company's employee stock incentive plans. Although certain shares were sold in the transactions to cover taxes and the exercise price of the options, each executive's share ownership increased significantly, achieving 100% of targeted ownership levels. Subsequent to the exercises, each participating executive received replacement options at then-current fair market value for a portion of the options exercised.

  In 2000, the Compensation Committee also made awards of Performance Units under the Unit Performance Program, which was first implemented in 1996. This incentive compensation program is intended to motivate senior management toward improving the Company's long-term performance by providing long-term incentive compensation that is tied to specified long-term performance objectives for the Company. Participants in the Unit Performance Program include all executive officers, division presidents and certain other senior managers.

  The value of Performance Units awarded under the Unit Performance Program is determined over the period that the Performance Unit is outstanding by (i) the Company's cumulative earnings per share and (ii) the average return on investment of the specific operations for which the participating executive is responsible. The weighting of both factors, as well as the individual performance targets for each executive, are established on an annual basis by the Compensation Committee. For all Performance Units awarded in 2000, earnings per share will determine 75% of the value of the award and pre-tax return on investment will determine 25% of the value of the award. Performance Unit payouts, if any, may be paid in cash or in stock or stock equivalents, at the discretion of Company management. It is management's current intention, absent special circumstances, to pay out Performance Units in stock or stock equivalents only. Please see "Long-Term Incentive Plans --

Awards in Last Fiscal Year" on page 27 for the Performance Units granted to each Named Executive Officer in 2000.

  The value of Performance Units awarded under the Unit Performance Program are realized, if at all, three years after the date of award. Performance Units awarded at the beginning of fiscal 1998 vested at the end of fiscal 2000 and were paid out in shares of the Company's Common Stock, underscoring the Compensation Committee's commitment to aligning executive interests with stockholder interests through increasing the levels of stock ownership by the Company's executives. Please see "Summary Compensation Table" on page 23 for the shares of Common Stock issued to each of the other Named Executive Officers upon the vesting of their Performance Units in 2000. Employees of Kaufman & Broad S.A., the Company's French subsidiary, do not participate in the Unit Performance Program.

  As part of the e-business strategy launched by the Company during 2000, the e.KB Equity Incentive Program was established to motivate executive performance in connection with the Company's e-business initiatives or investments. The program provides executives with an opportunity to receive a portion of any future distributions made by the Company's e-business initiatives after the Company has recouped its investment.

  Under the e.KB Equity Incentive Program, certain of the Company's e-business initiatives or investments are separately owned by a specially formed limited liability company (each, an "e.KB LLC"). e.KB, Inc., the Company's wholly-owned subsidiary, is the majority owner and manager of each e.KB LLC. Under the e.KB Equity Incentive Program, selected executives are granted an opportunity to purchase minority membership interests in one or more of e.KB LLCs. The interests do not vest until three years from the date of award, subject to the executive's continued employment, unless a qualifying event accelerates such vesting (e.g., death, disability, change of control or sale of substantially all underlying assets). The aggregate amount of minority e.KB LLC interests available for purchase by Company executives in each e.KB LLC ranges from 33% to 45%. The operating agreement for each e.KB LLC provides that distributions will be made first to e.KB, Inc. until it has received a return of 100% of contributed capital.

Compensation of Chief Executive Officer in 2000. In keeping with the Company's compensation objectives, Mr. Karatz's compensation is largely driven by cash and stock-based incentives that are directly tied to the Company's financial performance. Mr. Karatz entered into his current employment agreement with the Company in 1996. Please see "Employment Agreements and Change in Control Arrangements" on pages 21-22 for a more detailed description of Mr. Karatz's employment agreement. The agreement provides that the Board of Directors may, in its discretion, increase or decrease Mr. Karatz's base salary from time to time, provided that any decrease does not fall below a specified minimum salary. Mr. Karatz's base salary in 2000 was $850,000.

  Mr. Karatz also received an annual incentive bonus of cash, Common Stock and restricted Common Stock in 2000, the amount of which was primarily determined by formulas based on the Company's pre-incentive, pre-tax profit and pre-tax return on investment. With respect to his incentive bonus, Mr. Karatz's employment agreement specifies a $3 million limit on the amount of his bonus that may be paid in cash. For 2000, Mr. Karatz earned $909,500 over this cap. Accordingly, in lieu of a cash payment for this amount, Mr. Karatz received an award of 28,584 shares of three-year restricted Common Stock. The value of the shares issued on the date of grant was 110% of the cash value of this portion of his incentive bonus, with a view toward compensating Mr. Karatz for the deferral and risk of loss associated with his receipt of the restricted stock. With respect to the stock-based portion of his incentive bonus, pursuant to the terms of his agreement, Mr. Karatz also received 37,537 shares of Common Stock. Incentive compensation paid to Mr. Karatz under his employment agreement is largely made under and subject to the limitations set forth in the Performance-Based Incentive Plan for Senior Management and the 1998 Stock Incentive Plan, both of which have been approved by the Company's stockholders and are designed to qualify incentive compensation in excess of $1 million paid to the Named Executive Officers for a tax deduction under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). Under his employment agreement Mr. Karatz is also entitled to receive other benefits afforded to other executives of the Company and, accordingly, in 2000 Mr. Karatz received a discretionary award of 600 Performance Units under the Unit Performance Program in accordance with the principles described above. He also received an award of 500,000 options in late 2000, representing his annual discretionary grant for fiscal 2001. In addition, he participated in the e.KB Equity Incentive Program, at potential profit participation levels ranging from 9.9% to 22.5%, depending on the investment.

POLICY ON DEDUCTIBILITY OF COMPENSATION

The Company intends to comply with the requirements of Section 162(m) with respect to maintaining tax deductibility for all executive compensation, except in circumstances when the Compensation Committee believes that such compliance would not be in the best interests of the Company or its stockholders. The Company believes that all executive officer compensation paid in 2000 met the deductibility requirements of Section 162(m).

PERSONNEL, COMPENSATION AND STOCK PLAN COMMITTEE

The Compensation Committee is responsible for setting the compensation strategy of the Company. The Compensation Committee establishes and monitors principal executive compensation programs, including those covering the Named Executive Officers. For each of the Company's executive officers, the Compensation Committee approves annual base salary, annual incentive bonus awards, and long-term incentive awards. The Compensation Committee also approves all officer nominations and annual merit increase guidelines for all Company employees. The Compensation Committee is composed entirely of non-employee directors.

  This report is respectfully submitted by the members of the Compensation
Committee:

James A. Johnson, Chairman
Ronald W. Burkle
Dr. Ray R. Irani
Luis G. Nogales

  The above Compensation Committee Report and the Common Stock Price Performance graph set forth on page 20 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                    KB HOME
                         COMMON STOCK PRICE PERFORMANCE
                            ------------------------

  The graphs below compare the cumulative total return(a) of KB Home, the S&P 500 Index, the S&P Homebuilding Index and the Dow Jones Home Construction Index
(b) for the last five fiscal year-end periods. The Dow Jones Construction Index is presented for informational purposes only.

LAST FIVE FISCAL YEARS

                              [PERFORMANCE GRAPH]

                                                    1995   1996   1997   1998   1999   2000
                                                    ----   ----   ----   ----   ----   ----
KB Home...........................................  100    101    174    204    182    261
Dow Jones Home Construction.......................  100    102    145    141    105    164
S&P Homebuilding Index............................  100    101    150    168    123    191
S&P 500 Index.....................................  100    128    164    203    246    235

  The above graph is based upon the Common Stock and index prices calculated as of the last trading day before December 1st of the fiscal year-end periods presented. The Company's November 30, 2000 closing Common Stock price on the New York Stock Exchange was $31.38 per share. On February 27, 2001, the Company's Common Stock closed at $28.08 per share. The performance of the Company's Common Stock depicted in the graphs above represents past performance only and is not indicative of future performance.

(a) Total return assumes $100 invested at market close on November 30, 1995 in the Company, the S&P 500 Index, the S&P Homebuilding Index, and the Dow Jones Home Construction Index including reinvestment of dividends.

(b) The three companies that comprise the S&P Homebuilding Index are: Centex Corporation, Pulte Homes, Inc. and the Company. The eight companies that comprise the Dow Jones Home Construction Index are: Centex Corporation, Champion Enterprises, Inc., Del Webb Corporation, D.R. Horton, Inc., Lennar Corporation, Pulte Homes, Inc., Toll Brothers, Inc. and the Company.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
                            ------------------------

EMPLOYMENT AGREEMENTS

Mr. Karatz is employed under an agreement that provides for a term through November 30, 2001 and will thereafter be automatically renewed for a one-year period each December 1st, subject to the right of Mr. Karatz or the Company to terminate on six months' prior notice. In the event Mr. Karatz's employment is terminated prior to expiration of the agreement as a result of a "change of ownership" of the Company or termination of his employment without cause, he will receive a payment equal to two times his average annual compensation for the prior three fiscal years. Mr. Karatz is entitled to receive similar benefits in the event his employment is terminated as a result of death or disability.

  The annual incentive bonus formula in Mr. Karatz's employment agreement provides him with an opportunity to earn an annual cash incentive bonus in an amount equal to 1.25% of the Company's pre-incentive, pre-tax profit. The formula further provides that no such bonus will be paid in any year in which the Company does not achieve a specified minimum pre-tax return on equity and, if paid, the cash portion of such bonus may not exceed a specified dollar amount. In 2000, Mr. Karatz's annual incentive cash bonus exceeded this limit and, accordingly, he was paid the excess in restricted shares of Common Stock. The bonus formula in the agreement also includes an opportunity to earn an annual award of Common Stock. The number of shares of Common Stock awarded each year, if any, is determined by dividing (i) the product of .50% times the Company's pre-incentive, pre-tax profit in excess of $50,000,000 by (ii) the average trading price of the Company's Common Stock on the date of grant. No annual bonus of Common Stock may be awarded to Mr. Karatz pursuant to this formula in any year in which the Company does not generate pre-incentive, pre-tax profit exceeding $50,000,000 and, if such level is exceeded, there is a specified limit on the number of shares that may be awarded. Pursuant to the terms of his agreement, shares awarded pursuant to this formula were to be restricted until October 10, 2000, his 55th birthday. Accordingly, shares awarded to Mr. Karatz in years 1995 through 1999 were restricted. These shares vested on October 10, 2000 and, consistent with the terms of his employment agreement, the shares awarded on February 1, 2001 as a part of his 2000 bonus were not restricted. In 1997, along with certain other key executives of the Company, Mr. Karatz's annual incentive bonus formula was revised by the Compensation Committee to include a PROI Modifier. Any increases in Mr. Karatz's annual incentive bonus as a result of the PROI Modifier are to be paid in shares of Common Stock that may not be sold for one year from the date of grant; any decreases are to be deducted from Mr. Karatz's annual cash incentive bonus. Please see the Compensation Committee Report at page 16 for a description of the PROI Modifier.

  Under his agreement, Mr. Karatz is entitled to a specified minimum annual base salary, which is subject to annual adjustment in the discretion of the Board of Directors. Mr. Karatz is also entitled to a nonqualified retirement arrangement pursuant to which he will receive an annual pension of $492,000, payable for 25 years, if he continues in the employment of the Company until age 60. If Mr. Karatz retires before or after age 60, he will be entitled to a lesser or greater amount, as the case may be, pursuant to an actuarially defined formula based on the returns from continuing annual contributions to a retirement trust. Based on this formula, if Mr. Karatz retires after age 60, his annual pension will increase by varying amounts, but at an average annual rate of 13.7%. The retirement arrangement is structured so that upon Mr. Karatz's death, the Company will recover the after-tax cost to the Company of his retirement benefit. The retirement arrangement also contemplates certain benefits prior to retirement in the event of death, disability, or a "change in control" of the Company. In addition, under his employment agreement, Mr. Karatz is entitled to receive other benefits generally awarded to Company executives, which, in 2000 included a discretionary stock option grant, an award of restricted stock under the PROI Modifier, participation in Unit Performance Program and participation in the e.KB Equity Incentive Plan. Please see the Compensation Committee Report on pages 18 - 19 for additional information on compensation paid to Mr. Karatz during the year.

  No other Named Executive Officer has an employment agreement with the Company.

CHANGE IN CONTROL ARRANGEMENTS

Under the KB Home 1988 Employee Stock Plan, the KB Home Performance-Based Incentive Plan for Senior Management, the KB Home 1998 Stock Incentive Plan, and the KB Home 1999 Incentive Plan and the proposed KB Home 2001 Stock Incentive Plan, all outstanding stock options will become fully exercisable and all restrictions on outstanding shares of restricted Common Stock or other awards shall lapse upon a "change of ownership" of the Company. A change of ownership will be deemed to occur if (i) current members of the Board of Directors or other directors elected by three-quarters of the current members or their respective replacements (excluding certain individuals who took office in connection with an acquisition of 20% or more of the Company's voting securities or in connection with an election contest) cease to represent a majority of the Board or (ii) the Board determines that a change of ownership has occurred.

  The KB Home Unit Performance Program, which is administered under the Company's employee stock plans, provides that upon a change of ownership each outstanding Performance Unit will be paid in cash at the target level. Similarly, the operating agreements for each of the e.KB LLCs under the e.KB Equity Incentive Program provide that each unvested interest held by a participant shall vest upon a change in ownership. The Kaufman & Broad S.A. Incentive Plan, the primary equity-based incentive plan for employees of the Company's publicly held French subsidiary, provides that in the event of a change of ownership all outstanding options shall become fully exercisable.

  The Directors Stock Plan provides that upon a change of ownership, all outstanding options will become immediately exercisable and Stock Units shall immediately vest and will be paid in cash or shares of Common Stock, in accord with the prior election made by each participating director. The KB Home Directors' Legacy Program provides that upon a change of ownership of the Company, all participating directors shall become immediately vested under the program, and the Company shall create an irrevocable trust into which it shall transfer sufficient assets (including the directors' life insurance policies) to make the designated charitable contributions for the participating directors.

  The Company also maintains a non-qualified Executive Deferred Compensation Plan. From 1985 to 1992, pursuant to the plan Messrs. Karatz and Nafilyan deferred receipt of a certain amount of pre-tax income, plus a Company matching contribution, until retirement, termination or certain other events, including a "change in control." A change in control is defined in the plan to include the acquisition by a person or "group" (as defined) of 25% or more of the Company's voting power, a transaction which results in a change in a majority of the then-incumbent Board or the Company ceasing to be publicly owned. No new contributions to the Executive Deferred Compensation Plan may be made, but the Company continues to pay interest on prior contributions still held in the plan.

                             EXECUTIVE COMPENSATION
                            ------------------------

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth the total compensation earned by each of the Named Executive Officers for the fiscal years ended November 30, 2000, 1999 and 1998.

                                                                                      LONG-TERM COMPENSATION
                                                                               ------------------------------------
                                                                                          AWARDS PAYOUTS
                                              ANNUAL COMPENSATION              ------------------------------------
                                    ----------------------------------------                  SECURITIES
                                                                OTHER ANNUAL    RESTRICTED    UNDERLYING     LTIP      ALL OTHER
                           FISCAL                               COMPENSATION      STOCK        OPTIONS/    PAYOUTS    COMPENSATION
    NAME AND POSITION       YEAR    SALARY($)    BONUS($)          ($)(B)      AWARDS($)(C)    SARS(#)      ($)(D)       ($)(E)
----------------------------------------------------------------------------------------------------------------------------------
Bruce Karatz
  Chairman, President       2000    $847,083    $4,313,800(a)        --0--      $1,977,825     500,000     $773,518     $73,186
  and Chief                 1999     811,667     2,948,363           --0--       1,666,436     750,000      450,000      71,912
  Executive Officer         1998     768,750     1,919,588           --0--         997,732     456,152      450,000      72,068
----------------------------------------------------------------------------------------------------------------------------------
Jeffrey T. Mezger
  Executive Vice            2000     400,000     1,269,370        $359,890         317,343     125,000      442,010       9,000
    President
  and Chief Operating       1999     275,000     1,023,605           --0--           --0--     113,815      112,500       9,000
  Officer                   1998     198,333       441,448           --0--          90,906      32,378      112,500       9,000
----------------------------------------------------------------------------------------------------------------------------------
Guy Nafilyan
  Chairman, President       2000     295,680     1,146,899           --0--           --0--       --0--        --0--       6,211
  and Chief Executive       1999     324,226     1,023,617           --0--           --0--      10,000        --0--       3,892
  Officer of Kaufman &      1998     315,139       451,301           --0--           --0--      35,000      225,000       7,206
  Broad S.A.
----------------------------------------------------------------------------------------------------------------------------------
Glen Barnard
  Executive Vice            2000     274,167       600,000           --0--         150,000      35,000      442,010      16,450
    President
  and President, e.KB,      1999     265,000       922,215           --0--         112,971     107,606      225,000      24,900
  Inc.                      1998     250,000       626,749           --0--          10,968      45,000      112,500      13,750
----------------------------------------------------------------------------------------------------------------------------------
Albert Z. Praw
  Senior Vice President,    2000     333,750       317,343           --0--          79,336     120,478      442,010      20,025
  Asset Management          1999     320,000       204,122           --0--          43,886      86,239      225,000      28,550
  and Acquisitions          1998     250,000       697,313           --0--         101,110      71,500      225,000      15,000
----------------------------------------------------------------------------------------------------------------------------------

(a) Of the total annual bonus compensation reported for Mr. Karatz in 2000, $1,313,800 was paid in shares of the Company's Common Stock, the number of which was determined by reference to the closing price of the Company's Common Stock on the New York Stock Exchange on the date of grant (February 1, 2001).

(b) The Named Executive Officers listed in this table receive certain personal benefits; however, for all such officers other than Mr. Mezger, such benefits did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for any of the years reported. In late 1999, Mr. Mezger was promoted to Executive Vice President and Chief Operating Officer of the Company, which promotion required that he relocate to the Company's Los Angeles headquarters. To facilitate this transition, the Company agreed to pay certain of Mr. Mezger's related relocation and housing expenses, in addition to the benefits he received under the Company's relocation program available to all employees. This arrangement resulted in an agreed upon amount of approximately $30,000 per month in reimbursements through the end of 2001.

(c) For 2000, the Named Executive Officers received the following awards of Common Stock that are restricted from sale for one year from the date of grant (December 1, 2000) as a result of the PROI Modifier: Mr. Karatz 30,725 shares; Mr. Mezger 9,976 shares; Mr. Nafilyan -0-; Mr. Barnard 4,715 shares; and Mr. Praw 2,494 shares. The value of these awards was determined by reference to the average trading price of the Company's Common Stock on the New York Stock Exchange on the date of grant. The actual number of shares delivered to the Named Executive Officers was less than the amount shown because shares were withheld for income tax purposes. These shares are restricted from sale for one year from the date of grant. In addition, under the performance-based incentive bonus formula specified in his employment agreement, Mr. Karatz received 28,584 shares of restricted Common Stock that will vest on February 1, 2004. Please also see the Compensation Committee Report on page 18.

(d) Payouts in 2000 to all participants under the Company's long-term incentive program, the Unit Performance Program, were made in shares of Common Stock. Accordingly, in 2000 the Named Executive Officers earned the following payouts under the Unit Performance Program: Mr. Karatz 24,317 shares; Mr. Mezger 13,895 shares; Mr. Nafilyan -0- shares; Mr. Barnard 13,895; and Mr. Praw 13,895 shares. The actual number of shares delivered to the Named Executive Officers was less than the amount shown because shares were withheld for income tax purposes.

(e) These amounts represent the Company's aggregate contributions to the Company's 401(k) Savings Plan, Supplemental Nonqualified Deferred Compensation Plan and the amount of interest earned on the Executive Deferred Compensation Plan at a rate in excess of 120% of the applicable federal rate. In fiscal 2000, the Named Executive Officers accrued the following respective amounts under such plans: Mr. Karatz $9,000, $41,825 and $22,361; Mr. Mezger $9,000, $-0- and $-0-; Mr. Nafilyan $-0-, $-0-and
    $6,211; Mr. Barnard $9,000, $7,450 and $-0-; and Mr. Praw $9,000, $11,025
    and $-0-.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table summarizes information relating to stock option grants, including original grants and reimbursement option grants pursuant to the Company's Executive Stock Ownership Policy, during 2000 to the Named Executive Officers. All options granted are for shares of the Company's Common Stock. No stock appreciation rights have been granted at any time under the Company's employee stock plans.

                      NUMBER OF     PERCENT OF                                          POTENTIAL REALIZABLE VALUE AT
                      SECURITIES      TOTAL                                              ASSUMED ANNUAL RATE OF STOCK
                      UNDERLYING     OPTIONS                                                PRICE APPRECIATION FOR
                       OPTIONS      GRANTED TO    EXERCISE OR                                   OPTION TERM(D)
                      GRANTED(#)   EMPLOYEES IN   BASE PRICE     GRANT     EXPIRATION   ------------------------------
        NAME            (A)(B)     FISCAL YEAR     ($/SH)(C)      DATE        DATE           5%($)           10%($)
----------------------------------------------------------------------------------------------------------------------
Bruce Karatz           500,000         30.9%        $25.000     10/13/00    10/13/15      $13,486,605     $39,715,605
----------------------------------------------------------------------------------------------------------------------
Jeffrey T. Mezger      125,000          7.7          25.000     10/13/00    10/13/15        3,371,651       9,928,901
----------------------------------------------------------------------------------------------------------------------
Guy Nafilyan             --0--        --0--           --0--        --0--       --0--            --0--           --0--
----------------------------------------------------------------------------------------------------------------------
Glen Barnard            35,000          2.2          25.000     10/13/00    10/13/15          944,062       2,780,092
----------------------------------------------------------------------------------------------------------------------
Albert Z. Praw          35,000          2.2          17.188      6/01/00     6/01/15          649,062       1,911,369
                         6,353          0.4          22.822      8/28/00     8/28/15          156,432         460,663
                        50,000          3.1          25.000     10/13/00    10/13/15        1,348,660       3,971,560
                        29,125          1.8          31.630     11/21/00    11/21/15          993,934       2,926,956
----------------------------------------------------------------------------------------------------------------------

(a) Except as noted below, options reported are original option grants and are exercisable in cumulative 33% installments commencing one year from the date of grant, with full vesting occurring on the third anniversary of the date of grant. The options granted on October 13, 2000 represent annual discretionary awards to the Named Executive Officers for fiscal 2001.

(b) The options granted to Mr. Praw on August 28, 2000 and November 21, 2000 were reimbursement grants in connection with the Company's Executive Stock Ownership Policy. The Executive Stock Ownership Policy, adopted in 1998, requires the Named Executive Officers and certain other Company executives to attain specified levels of stock ownership within three years of becoming subject to the policy. Executives may receive reimbursement options to the extent original grant options are exercised to acquire shares in accordance with the Executive Stock Ownership Policy, and some of the shares acquired are sold to pay for the exercise price and tax liability. Executives receive that number of reimbursement options equal to the number of shares sold to cover the exercise price and the tax liability; the reimbursement options are fully vested on the date of grant and have an exercise price equal to the market value on the date of grant. Reimbursement option grants under the Executive Stock Ownership Policy are made only in connection with the exercise of an original option grant, and are not available with respect to the exercise of a reimbursement option. Further, the reimbursement option feature is available only for options exercised to increase share ownership in compliance with the Executive Stock Ownership Policy; grants of such options will cease to be made once a participating executive achieves his or her target stock ownership level.

(c) All options were granted at market value on the date of grant. The term "market value" as used with respect to this table was computed as the average of the high and low stock prices for the Company's Common Stock on the New York Stock Exchange on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by withholding a number of the underlying shares, subject to certain conditions.

(d) Gains are net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation over the 15-year term of the options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, overall stock market conditions, as well as the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved, or may be exceeded.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUE

                                                         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                        OPTIONS HELD AT FISCAL        IN-THE-MONEY OPTIONS AT
                         SHARES                               YEAR END(#)              FISCAL YEAR END($)(C)
                       ACQUIRED ON       VALUE        ---------------------------   ---------------------------
        NAME           EXERCISE(A)   REALIZED($)(B)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------
Bruce Karatz              --0--         $  --0--       1,561,425      1,076,666     $29,570,380    $9,883,059
Jeffrey T. Mezger         --0--            --0--          84,860        205,333       1,000,095     1,773,020
Guy Nafilyan             30,000          577,500          77,668         22,332       1,049,766       241,084
Glen Barnard              --0--            --0--          90,274         98,666       1,026,636       930,416
Albert Z. Praw           43,001          454,465         103,884        147,332         608,643     1,523,836
---------------------------------------------------------------------------------------------------------------

(a) The transaction reported for Mr. Praw was an exercise in accordance with the Company's Executive Stock Ownership Policy. See footnote (b) to the table entitled "Option/SAR" Grants in Last Fiscal Year" on page 25.

(b) Represents the difference between the market value of the Company's Common Stock at exercise minus the exercise price of the options.

(c) Represents the difference between the $31.38 closing price of the Company's Common Stock on November 30, 2000 on the New York Stock Exchange and the exercise price of the options.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

  The following table provides information on long-term incentive awards granted in 2000 to the Named Executive Officers under the Unit Performance Program. Please also see the Compensation Committee Report on pages 17 - 18.

                                                             ESTIMATED FUTURE PAYOUT IN SHARES
                        NUMBER OF                                     OF COMMON STOCK
                       PERFORMANCE                        ----------------------------------------
        NAME           UNITS(#)(A)   PERFORMANCE PERIOD   THRESHOLD(#)(B)   TARGET(#)   MAXIMUM(#)
--------------------------------------------------------------------------------------------------
Bruce Karatz                600      12/1/99 - 11/30/02       13,636         27,273       40,909
Jeffrey T. Mezger           500      12/1/99 - 11/30/02       11,364         22,727       34,091
Guy Nafilyan              --0--      12/1/99 - 11/30/02        --0--          --0--        --0--
Glen Barnard                400      12/1/99 - 11/30/02        9,091         18,182       27,273
Albert Z. Praw              300      12/1/99 - 11/30/02        6,818         13,636       20,455

--------------------------------------------------------------------------------
(a) At the beginning of fiscal 2000, the Company awarded Performance Units under the UPP for the fiscal 2000 - 2002 performance period. Each Performance Unit represents the opportunity to receive an award payable in shares of Common Stock. The target award for each Performance Unit is 45.45 shares of Common Stock. The actual number of shares awarded at the end of the performance period will depend upon the Company's cumulative EPS (weighted at 75%) and average PROI (weighted at 25%) during the performance period. The target number of shares will be awarded if a specified, targeted cumulative EPS and average PROI are achieved for the period. The threshold number of shares (22.73 shares per Performance Unit), equal to 50% of the target number, will be awarded if a specified minimum cumulative EPS and average PROI are achieved for the period. Achievement of either the specified minimum cumulative EPS or average PROI, but not both, would result in a smaller payout than the threshold number of shares. The maximum number of shares (68.18 shares per Performance Unit), equal to 150% of the target number, will be awarded if the specified maximum cumulative EPS and average PROI for the period are achieved or exceeded. The dollar value of any payout in shares will depend on the number of shares awarded at the end of the performance period and the market value of the Common Stock at that time.

(b) No award will be made upon the vesting of a Performance Unit if neither the specified minimum cumulative EPS nor the specified minimum average PROI is achieved for the 2000 - 2002 performance period.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                            ------------------------

LEWIS HOMES ACQUISITION

On January 7, 1999, the Company acquired substantially all of the homebuilding assets of the Lewis Homes group of companies ("Lewis Homes"). Prior to the acquisition, Lewis Homes was one of the largest privately held homebuilders in the United States based on the number of homes delivered. The purchase price included the issuance of 7,886,686 shares of the Company's Common Stock, all of which shares were beneficially owned by members of the Lewis family, including Messrs. Randall and Robert Lewis, and a former senior executive officer of Lewis Homes (collectively, the "Lewis Shareholders"). In September 2000, the Company repurchased from the Lewis Shareholders, 4,000,000 shares of the Company's Common Stock originally issued in the acquisition, at a purchase price of $26.00 per share. Each of the Lewis Shareholders thereafter sold on the public market the balance of the shares of Common Stock that they owned, except for Mr. Randall Lewis who, as of February 27, 2001, continued to own 122,469 shares acquired in the acquisition. In connection with the September 2000 share repurchase from the Lewis Shareholders, the Company issued promissory notes to the Lewis Shareholders with an aggregate principal amount of $78 million. Interest due on the notes is accrued monthly at a rate of 6.6%. Under the terms of the notes, one payment of $26 million plus accrued interest was paid on January 4, 2001, with two equal payments due on June 7, 2001 and December 6, 2001.

Shareholder Agreement. In connection with the Lewis Homes purchase agreement (the "Purchase Agreement"), the Company and the Lewis Shareholders entered into a Shareholder Agreement (the "Shareholder Agreement"), pursuant to which, among other things, the Company agreed to elect a designee of the Lewis Shareholders to serve on the Company's Board of Directors until the Company's Annual Meeting of Shareholders in 2000. In accordance with the Shareholder Agreement, effective January 7, 1999 Mr. Randall Lewis was elected to the Company's Board of Directors, and was re-elected by the Company's Stockholders at the 2000 Annual Stockholders meeting. He stepped down as a director on February 27, 2001.

  Under the Shareholder Agreement, the Lewis Shareholders agreed to vote all shares of the Company's Common Stock beneficially owned by them in accordance with the recommendations of the Company's Board of Directors. The Shareholder Agreement provided, however, that this voting arrangement would be automatically suspended if, among other things, the aggregate beneficial ownership of the Company's Common Stock by Lewis Shareholders fell below 10% of all shares outstanding. Accordingly, in late 2000, the voting agreement was suspended when the Lewis Shareholders' aggregate beneficial ownership of the Company's Common Stock fell below 10%.

Real Property Purchase and Option Agreements. Under the Purchase Agreement, the Company has a right of first offer through January 7, 2003 to purchase certain residential properties that may be developed by the Lewises in California or Nevada. As of February 27, 2001, the Company had not exercised its right to purchase any such properties.

  The Lewises retained ownership of certain residential properties, including Sierra Lakes, a 2,000-lot master plan community in Fontana, California. The Lewises have granted the Company options to purchase over a period of no more than ten years all of the approximately 2,000 lots anticipated to be developed in Sierra Lakes. Pursuant to the Purchase Agreement, in 1999 the Company made a $5 million deposit against these options, which deposit eventually will be offset against the purchase price of the lots, if and to the extent the Company exercises its options. As of February 27, 2001, the Company had exercised options to purchase, and had acquired, 501 lots in the Sierra Lakes community for an aggregate purchase price of approximately $18.6 million, none of which was offset by the $5 million deposit. Mr. Randall Lewis and Mr. Robert Lewis directly or indirectly own approximately 3% and 4%, respectively, of the Lewises' interest in the Sierra Lakes project. Other members of the Lewis family and a former senior executive officer of Lewis Homes own the balance of the ownership interests in the Sierra Lakes project.

  The Company has entered into certain other option and purchase agreements to acquire residential properties developed in California and Nevada by the Lewises. On an aggregate basis, the Company may acquire a total of approximately 407 lots under these agreements. If the Company acquires all of the lots under these agreements, the aggregate purchase price for all lots will be approximately $22.3 million. As of February 27, 2001, the Company had acquired 363 lots under these agreements, for aggregate consideration of approximately $20.5 million. The Company has deposited approximately $274,000 under one of the option agreements, which deposit will be incrementally offset against the purchase price of the final lots acquired under that agreement, if and to the extent the Company determines to exercise its option to purchase all of the lots. Mr. Randall Lewis and Mr. Robert Lewis directly or indirectly have a weighted average ownership interest of 35% and 11%, respectively, in such properties. Other members of the Lewis family and a former senior executive officer of Lewis Homes own the balance of the ownership interests in such properties.

  On February 5, 2001, the Company entered into an agreement with the Lewises to sell back to them approximately 88 acres of property in the Reno, Nevada area for approximately $2.2 million. The property was originally acquired by the Company pursuant to the Purchase Agreement as part of the Lewis Homes acquisition. Mr. Randall Lewis and Mr. Robert Lewis directly or indirectly own approximately 27% and 34%, respectively, of the Lewis entity that is purchasing the property in this transaction.

  All of the foregoing real property purchase and option agreements were negotiated at arm's length as part of the Lewis Homes acquisition, or subsequent thereto. The Company believes that such agreements are on terms that are at least as favorable to the Company as those obtained by the Company in similar arms-length agreements with unrelated third parties.

Employment and Consulting Agreements. Through January 6, 2000, Mr. Randall Lewis was a Senior Vice President of the Company and was engaged under an employment agreement with the Company that provided for a monthly salary of $20,000 and an annual bonus and other benefits on a level comparable to other senior officers of the Company. On January 7, 2000, Mr. Lewis stepped down as Senior Vice President and entered into a non-employee consulting agreement with the Company under which he was engaged to assist the Company in the design, marketing, merchandising and performance of the Company's New Home Showrooms, products and other matters. The agreement provided for a monthly retainer of $8,333 and expired pursuant to its own terms on November 30, 2000.

  From January 7, 1999 through November 30, 1999, Mr. Robert Lewis was President of the Company's Nevada operations and was engaged under an employment agreement with the Com-pany. The agreement provided for an annual salary of $230,000 and an annual bonus and other benefits on a level comparable to other senior officers of the Company. On December 1, 1999, Mr. Robert Lewis stepped down as President of the Company's Nevada operations and entered into a non-employee consulting agreement with the Company under which he was engaged to continue to assist the Company's Nevada and other domestic operations in a variety of capacities. The agreement provided for a monthly retainer of $16,667 and expired pursuant to its own terms on November 30, 2000.

  From January 7, 1999 through January 7, 2000, Mr. Richard Lewis, a brother of Mr. Randall Lewis and Mr. Robert Lewis, was engaged under a non-employee consulting agreement with the Company under which he was engaged to assist the Company in identifying, entitling and developing land suitable for single family residential construction by the Company. Mr. Richard Lewis received a monthly retainer of $15,000 under the agreement.

AMERICAN CITYVISTA

In August 2000, the Company and Mr. Henry Cisneros formed American CityVista, a joint venture limited liability company to build single family homes and townhouse communities in the central zones of major metropolitan areas where new residential development has not occurred in recent years. On February 10, 2001, American CityVista commenced sales in its first community, Lago Vista in San Antonio, Texas. American CityVista is jointly capitalized by the Company and Mr. Cisneros, with Mr. Cisneros having a 65% majority interest in the venture, and the Company owning the remaining 35%. Mr. Cisneros is Chairman of the Board and Chief Executive Officer of American CityVista. Mr. Karatz is a director of American CityVista, which also has a third, jointly-selected outside director. As of February 27, 2001, the Company had contributed $1,050,000 to the joint venture.

  In August 2000, Mr. Cisneros was elected to the Board of Directors of the Company. Mr. Cisneros is neither an employee of the Company nor does he receive any compensation or other benefits from the Company other than those received by all non-employee directors of the Company.

OTHER TRANSACTIONS

e.KB Equity Incentive Program. Under the Company's e.KB Equity Incentive Program, certain executives are granted the opportunity to purchase minority membership interests in separate limited liability companies which are established to hold each of the Company's e-business investments (each, an "e.KB LLC"). The operating agreement for each e.KB LLC provides that distributions will be made first to e.KB, Inc., the Company's wholly-owned subsidiary, until it has received a return of 100% of contributed capital. The interests that may be acquired by executives represent a right to receive a portion of any distributions by a particular e.KB LLC in excess of the Company's capital contribution. An executive's interests do not vest until three years from the date of award, subject to the executive's continued employment with the Company, unless a qualifying event accelerates vesting (e.g., death, disability, change of control or sale of substantially all of the e.KB LLC's underlying assets). Participating executives pay a nominal amount for each percentage interest they are permitted to acquire in an e.KB LLC. The aggregate amount of minority e.KB LLC interests available for grant to company executives in each e.KB LLC ranges from 33% to 45%.

  During 2000, the Company granted interests in six e.KB LLCs under the e.KB Equity Incentive Program. The Company's capital contribution to four of the e.KB LLCs as of the end of fiscal 2000 equaled $3.4 million, $1.8 million, $1.0 million and $0.3 million. The Company's capital contribution to the other two e.KB LLCs was made in the form of goods or services, valued at $0.1 million and $10,000, respectively. In 2000, Named Executive Officers were granted interests under the e.KB Equity Incentive Program representing the following percentage of any distributions by these e.KB LLCs in excess of the Company's capital contribution: Mr. Karatz: 9.9%, 9.9%, 9.9%, 9.9%, 22.5% and 11.25%; Mr. Mezger: 3.3%, 3.3%, 3.3%, 3.3%, 2.25% and
3.375%; Mr. Barnard: 4.95%, 4.95%, 4.95%, 4.95%, 2.25% and 5.4%; and Mr. Praw:
1.65%, 1.65%, 1.65%, 2.475%, 1.35% and 2.25%. No distributions were made under the e.KB Equity Incentive Program in fiscal 2000. Please also see the Compensation Committee Report at page 18.

Mortgage Loans. Through its mortgage banking subsidiary, the Company offers home mortgage loans to its employees and directors. These mortgage loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and do not involve more than the normal risk of collectability. Such loans are typically promptly sold to third-party mortgage purchasers.

                     AUDIT AND COMPLIANCE COMMITTEE REPORT

                            ------------------------

The Company's Audit and Compliance Committee (the "Audit Committee") is comprised of four independent directors, and acts under a written Audit Committee Charter first adopted and approved by the Audit Committee and the full Board of Directors in 1999. Each of the members of the Audit Committee is independent as defined by the Audit Committee Charter and the listing standards of the NYSE. A copy of the Audit Committee Charter is attached to this Proxy Statement as Attachment A.

  The Audit Committee reviews the Company's financial reporting process and its internal controls processes on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the reporting process and assurance for the adequacy of controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

  In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Further, the Audit Committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditors' independence.

  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended November 30, 2000, for filing with the Securities and Exchange Commission.

This report is respectfully submitted by the members of the Audit and Compliance
Committee:

Sanford C. Sigoloff -- Chair
Jane Evans
Dr. Barry Munitz
Luis G. Nogales

  The above Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                 PROPOSAL TWO:
                           2001 STOCK INCENTIVE PLAN

                            ------------------------

On February 1, 2001, the Company's Board of Directors adopted the KB Home 2001 Stock Incentive Plan (the "2001 Plan"), subject to approval by the Company's stockholders.

  The 2001 Plan is intended to replace the Company's stockholder-approved incentive plans (the KB Home 1998 Employee Stock Plan and KB Home Performance-Based Incentive Plan for Senior Management), which, at February 27, 2001, had 210,000 shares of Common Stock remaining and available for awards thereunder, which is less than one grant cycle. Under the proposed 2001 Plan, the Company may grant to eligible employees stock options, restricted stock, performance stock, stock units and limited stock appreciation rights. The 2001 Plan will support the Company's ongoing effort to align the interest of management and other key employees with those of the Company's stockholders by providing incentives that are directly linked to the profitability of the Company's business and increases in stockholder value. ACCORDINGLY, THE 2001 PLAN WILL FORM AN IMPORTANT PART OF THE COMPANY'S OVERALL COMPENSATION PROGRAM, AND YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

  The following summary of the main features of the 2001 Plan is qualified in its entirety by the complete text of the 2001 Plan, copies of which may be obtained by making a written request to the Company's Secretary and will be available at the Annual Meeting.

ELIGIBILITY

Officers, other employees or prospective employees of, and consultants or advisors to, the Company, its subsidiaries and its affiliates who are responsible for or contribute to the management, growth and long-term profitability and value of the Company will be eligible to receive awards under the 2001 Plan. Approximately 235 Company employees are currently eligible to receive awards under the Company's existing shareholder-approved plans and the Company expects that approximately the same number initially would be eligible to receive awards under the 2001 Plan. No determination has been made, however, as to which of the Company's employees will receive grants under the 2001 Plan; therefore, the benefits to be allocated thereunder to any individual or to various groups of employees are not presently determinable.

ADMINISTRATION

If approved by stockholders, the 2001 Plan will be administered by the Board of Directors and/or a Committee of the Board of Directors (the "Committee"). The Committee will select the individuals to whom awards will be granted and will set the terms of such awards. It is currently anticipated that the 2001 Plan will be administered by the Compensation Committee or a subcommittee thereof.

  Subject to the express provisions of the 2001 Plan (including the prohibition in the 2001 Plan on repricing stock options without stockholder approval), the Committee has broad authority to administer and interpret the 2001 Plan, including, without limitation, authority to determine who is eligible to participate in the 2001 Plan and to which of such persons, and when, awards are to be granted under the 2001 Plan, to determine the number of shares of Common Stock subject to awards and the exercise or purchase price of such shares under an award, to establish and verify the extent of satisfaction of any performance goals applicable to awards, to prescribe and amend the terms of the agreements evidencing awards made under the 2001 Plan, and to make all other determinations deemed necessary or advisable for the administration of the 2001 Plan.

STOCK SUBJECT TO THE 2001 PLAN

The aggregate number of shares of the Company's Common Stock that can be issued under the 2001 Plan may not exceed 4,200,000 shares. The number of shares subject to the 2001 Plan and to outstanding awards under the 2001 Plan will be appropriately adjusted by the Board of Directors if the Company's Common Stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than routine cash dividends) or other distribution, stock split, spin-off or sale of substantially all of the Company's assets. For purposes of calculating the aggregate number of shares issued under the 2001 Plan, only the number of shares of Common Stock actually issued upon exercise, vesting or settlement of an award and not returned to the Company upon cancellation, expiration or forfeiture of an award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an award shall be counted.

  The maximum number of shares of Common Stock that can be subject to options and limited stock appreciation rights granted to any participant in any calendar year may not exceed 1,000,000. The maximum number of shares that can be subject to all other types of awards under the 2001 Plan granted to any participant in any calendar year may not exceed 500,000 in the aggregate.

AWARDS

The 2001 Plan authorizes the grant and issuance of the following types of awards: stock options and associated limited stock appreciation rights, restricted stock, performance stock, and stock units.

Stock Options. Subject to the express provisions of the 2001 Plan and as discussed below, the Committee has discretion to determine the vesting schedule of options, the events causing an option to expire, the number of shares subject to any option, the restrictions on transferability of an option, and such further terms and conditions, in each case not inconsistent with the 2001 Plan, as may be determined from time to time by the Committee. Options granted under the 2001 Plan may be either incentive stock options ("Incentive Stock Options") qualifying under Section 422 of the Internal Revenue Code (the "Code") or options which are not intended to qualify as Incentive Stock Options ("Nonqualified Options").

  The exercise price for options may not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted, except that in the case of options granted in assumption and substitution of options held by employees of a company acquired by the Company, the exercise price of such options may be above or below the fair market value of the Company's Common Stock on the date the option is granted. In addition, if a participant is required to pay or forego cash compensation prior to receiving an option, the aggregate exercise price of the option may be reduced by the amount paid or foregone. Unless approved by stockholders, the exercise price of options cannot be repriced.

Limited Stock Appreciation Rights. The Committee may determine at the time of grant of an option or thereafter to grant a limited stock appreciation right relating to an option which shall only be exercisable during the 91-day period commencing upon the occurrence of a change of ownership (as defined in the 2001 Plan and described below). Upon the exercise of a limited stock appreciation right, the optionee is entitled to receive a cash payment equal to the excess of the fair market value of a share of Common Stock or the offer price per share of Common Stock, whichever is higher, over the option price of the related option.

Performance Stock. Performance stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as may be specified by the Committee. Subject to the express provisions of the 2001 Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any performance stock award, including the number of shares of Common Stock subject to a performance stock award or a formula for determining such, the performance criteria and level of achievement versus these criteria which determine the number of shares granted, issued, retainable and/or vested, the period (if applicable) as to which performance shall be measured for determining achievement of performance, forfeiture provisions, the effect of termination of employment for various reasons, and such further terms and conditions, as may be determined from time to time by the Committee. The performance criteria upon which performance shares are granted, issued, retained and/or vested may be based on financial performance and/or personal performance evaluations, except that for any performance stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Section 162(m) the performance criteria shall be a measure based on one or more Qualifying Performance Criteria (as defined below). Notwithstanding satisfaction of any performance goals, the number of shares of Common Stock granted, issued, retainable and/or vested under a performance stock award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

Restricted Stock. The Committee may also issue or transfer shares of Common Stock to a participant under an award of restricted stock. Restrictions on shares issued under an award of restricted stock will lapse no earlier than two years from the date of grant, unless the lapsing of the restrictions is contingent upon the attainment of specified performance criteria, in which case the restrictions may lapse earlier. Stock certificates for such shares will be held by the Company during the restriction period and cannot be transferred by the grantee prior to the termination of that period. The grantee, however, may be entitled to vote the shares and receive dividends currently.

Stock Units. The 2001 Plan also authorizes the Committee to grant to participants, either alone or in settlement of options and awards of performance stock or restricted stock thereunder, awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the value of Common Stock (such awards are referred to herein as "stock units"). Stock units may be settled in stock or in cash upon termination of a participant's employment or otherwise, as specified in the 2001 Plan and by the Committee. The Committee has the discretion to determine the participants to whom stock unit awards are to be made, the times at which such awards are to be made, the size of such awards and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. The provisions of the stock unit awards will be subject to such rules and regulations as the Committee shall determine at the time of grant. For example, stock unit awards may, but need not, provide that (i) the participant is not permitted to sell, transfer, pledge or assign any shares involved prior to the date on which such shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses, (ii) the participant has the right to receive cur-rently or on a deferred basis interest or dividends, or interest or dividend equivalents, and (iii) such awards are subject to forfeiture provisions, all as the Committee shall determine.

Qualifying Performance Criteria and Section 162(m) Limits. The 2001 Plan is designed so that awards made thereunder may satisfy the requirements for "performance-based" compensation under Section 162(m). The performance criteria for any restricted stock, performance stock or stock unit that is intended to satisfy the requirements for "performance based compensation" under Section 162(m) shall be any one or more of the following qualifying performance criteria ("Qualifying Performance Criteria"), either individually or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, and measured either on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as pre-established by the Committee under the terms of the award: (a) pre-tax income, (b) after-tax income, (c) cash flow, (d) earnings per share (including earnings before interest, taxes, depreciation and amortization), (e) return on equity, (f) total shareholder return, (g) return on investment, (h) unit volume, (i) net sales, or (j) service quality, in each case as determined in accordance with Generally Accepted Accounting Principles, if applicable.

CHANGE OF OWNERSHIP

Unless otherwise specifically determined by the Committee at time of grant, all outstanding options and all restrictions on outstanding awards shall lapse on a change of ownership. A "change of ownership" will be deemed to occur if (i) current members of the Board of Directors or other directors elected by three-quarters of the current members or their respective replacements (excluding certain individuals who took office in connection with an acquisition of 20% or more of the Company's voting securities or in connection with an election contest) cease to represent a majority of the Board or (ii) the Board determines that a change of ownership has occurred.

TRANSFERABILITY OF AWARDS

Generally, options granted under the 2001 Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution, except that the Committee may permit options to be transferable in its discretion in other circumstances.

FINANCING

The Committee may provide financing to participants on such terms as the Committee determines in a principal amount sufficient to pay the exercise or purchase price under, and the taxes due with respect to, awards under the 2001 Plan.

AMENDMENTS AND TERMINATION

The Board of Directors may alter, amend, suspend or terminate the 2001 Plan or any award theretofore granted under the 2001 Plan, except that, unless otherwise approved by the Company's stockholders, no such action may reduce the exercise price of outstanding options, reduce the minimum permissible option exercise price, extend the maximum option term or the term of the 2001 Plan, or materially increase the total number of shares available for awards under the 2001 Plan. No option granted under the 2001 Plan shall have a term of more than fifteen years from the date it is granted, and no awards shall be granted pursuant to the 2001 Plan more than ten years after the date of the approval of the 2001 Plan by the Company's stockholders.

SUMMARY OF FEDERAL INCOME TAX
CONSEQUENCES OF OPTIONS

The following is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws related to options under the 2001 Plan. This summary is not intended to be exhaustive and among other things, does not describe state or local tax consequences.

Tax Deductibility and Section 162(m). Any cash payments or the fair market value of any shares of Common Stock or other property an employee receives in connection with other stock-based awards, incentive awards, or as unrestricted payments equivalent to dividends on unfunded awards or on restricted stock are includible in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

  Section 162(m) places a $1 million annual limit on the deductible compensation of certain executives of publicly traded corporations. The limit, however, does not apply to "qualified performance-based compensation." The 2001 Plan is designed so that awards made thereunder may qualify for the performance-based compensation exception to the deductibility limit, assuming that the 2001 Plan is approved by stockholders.

Nonqualified Options. The recipient of a Nonqualified Option does not recognize income at the time the option is granted. When the Nonqualified Option is exercised, the grantee recognizes ordinary income equal to the difference between the fair market value on the exercise date of the number of shares of Common Stock issued and their exercise price. The Company receives a deduction equal to the amount of ordinary income recognized by the optionee. The optionee's basis in the shares acquired upon exercise of an option is equal to their exercise price plus the ordinary income recognized upon exercise. Upon subsequent disposition of the shares, the optionee will recognize capital gain or loss, which will be short-term or long-term, depending upon the length of time the shares were held since the date the Nonqualified Option was exercised.

Incentive Stock Options. In general, the recipient of an Incentive Stock Option will not be subject to tax at the time the Incentive Stock Option is granted or exercised. However, the excess of the fair market value of the shares of Common Stock received upon exercise of the Incentive Stock Option over their exercise price is potentially subject to the alternative minimum tax. Upon disposition of the shares acquired upon exercise of an Incentive Stock Option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the aggregate exercise price for those shares, provided that the optionee has not disposed of the shares within two years of the date the Incentive Stock Option was granted or within one year from the date the Incentive Stock Option was exercised. If the optionee disposes of the Shares without satisfying both of the foregoing holding period requirements (a "Disqualifying Disposition"), the optionee will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the option exercise price and the lesser of the fair market value of the shares on the date the Incentive Stock Option is exercised or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon how long the shares have been held. The Company is not entitled to a tax deduction upon either the exercise of an Incentive Stock Option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition.

Special Rules. To the extent an optionee pays all or part of the option exercise price of a Nonqualified Stock Option by tendering shares of Common Stock already owned by the optionee, the tax consequences described above apply except that the number of shares received upon such exercise which is equal to the number of shares surrendered in payment of the option exercise price shall have the same basis and tax holding period as the shares surrendered. If the shares of Common Stock surrendered had previously been acquired upon the exercise of an Incentive Stock Option, the surrender of such shares may be a Disqualifying Disposition if the holding period requirements described above have not been satisfied with respect to such shares at the time of such exercise. The additional shares of Common Stock received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. Under proposed Treasury regulations, if an optionee exercises an Incentive Stock Option by tendering shares previously acquired on the exercise of an Incentive Stock Option, a Disqualifying Disposition may occur if the holding period requirements described above have not been satisfied with respect to such shares at the time of such exercise, and the optionee may recognize income and be subject to other basis allocation and holding period requirements.

STOCKHOLDER APPROVAL

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the material terms of the 2001 Plan.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

                                PROPOSAL THREE:
                      RE-APPROVAL OF THE PERFORMANCE-BASED
                      INCENTIVE PLAN FOR SENIOR MANAGEMENT

                            ------------------------

Stockholder re-approval of the KB Home Performance-Based Incentive Plan for Senior Management (the "Performance-Based Incentive Plan") is being sought this year to preserve the Company's tax deduction for all awards earned and paid under the Performance-Based Incentive Plan without limitation under Section 162(m) of the Internal Revenue Code ("Code Section 162(m)").

DESCRIPTION OF THE PERFORMANCE-BASED INCENTIVE PLAN

The following summary of the Performance-Based Incentive Plan is qualified in its entirety by reference to the plan, a copy of which may be obtained by making a written request to the Secretary of the Company and will be available at the Annual Meeting.

  Awards may be made under the Performance-Based Incentive Plan to officers of the Company or its subsidiaries, as designated by the Compensation Committee. Currently, Messrs. Karatz and Mezger are the only officers whom the Compensation Committee have selected to participate in the Performance-Based Incentive Plan.

  At the commencement of each performance period (i.e., the fiscal year), the Compensation Committee establishes performance goals and corresponding target awards, based on one or more objective performance criteria. Such goals, criteria and target awards may vary among participants. The performance criteria may include one or more of the following objective measurements: pre-tax income, after-tax income, cash flow, return on equity, return on capital, earnings per share, unit volume, net sales or service quality, as measured by preset quality objectives.

  Awards are based upon the level of achievement of the pre-established performance goals. Awards may be paid in cash, stock options, SARs, restricted stock or a combination thereof. The awards are paid in cash as soon as practicable after the performance period, except to the extent deferred under any deferred compensation plan that may be adopted by the Company and applicable to the awards. Under the Performance-Based Incentive Plan, annual cash awards to a participant other than the Chief Executive Officer may not exceed $2 million; annual cash awards to the Chief Executive Officer may not exceed $3 million. No more than an aggregate total of 1,000,000 shares may be issued under the Performance-Based Incentive Plan. No more than 100,000 shares may be issued to any participant in any year; provided, however, that this number may be increased in any year to the extent that stock-based awards in prior years under the Performance-Based Incentive Plan to that participant represented less than 100,000 shares.

  The Compensation Committee has full power to administer and interpret the Performance-Based Incentive Plan and to establish rules for its administration. The Compensation Committee or the Board may amend, suspend or terminate the Performance-Based Incentive Plan at any time.

DISCUSSION OF CODE SECTION 162(M)

Under the provisions of Code Section 162(m), the allowable deduction for compensation paid or accrued with respect to the Named Executive

Officers, defined as "covered employees," is limited to $1 million per year (the "deductibility limitation"). However, certain types of compensation are exempted from the deductibility limitation, including performance-based compensation. "Performance-based compensation" is compensation paid (i) upon the attainment of an objective performance goal or goals; (ii) upon approval by the Compensation Committee, which committee must be comprised entirely of outside directors; and
(iii) pursuant to a plan as to which stockholders have approved certain material terms, specifically the eligibility, per-person limits, and the business criteria upon which the performance goals are based. The Company intends that awards under the Performance-Based Incentive Plan continue to qualify as "performance-based compensation" so that these awards will not be subject to the deductibility limitation.

  Under Treasury Regulations promulgated under Code Section 162(m), the material terms of the Performance-Based Incentive Plan must be submitted to stockholders for approval every five years because the Compensation Committee has discretion under the Performance-Based Incentive Plan to fix the targets under specific performance goals annually. Stockholders last approved the Performance-Based Incentive Plan at the Company's 1995 Annual Stockholders Meeting; accordingly, re-approval of the material terms of the Performance-Based Incentive Plan relating to eligibility, annual per-person limits, and business criteria used in performance goals, as described in this Proposal 3, is being sought to preserve full deductibility of awards under the Performance-Based Incentive Plan going forward. In the event stockholders disapprove this Proposal, awards will not be granted or paid out under the Performance-Based Incentive Plan to the extent required under Treasury Regulation 1.162-27(e)(4) to meet the stockholder re-approval requirements of that regulation.

STOCKHOLDER APPROVAL

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to re-approve the material terms of the Performance-Based Incentive Plan.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

                                 PROPOSAL FOUR:
                              STOCKHOLDER PROPOSAL

                            ------------------------

Victor Morris, 10 Miller Place, #1701, San Francisco, California 94108, the beneficial owner of 1,000 shares of Common Stock, has notified the Company that he intends to present a proposal at the Company's 2001 Annual Meeting of Stockholders. The proposal is set forth below, along with the Company's reasons for recommending a vote AGAINST the proposal. The Board of Directors and the Company accept no responsibility for the accuracy of the proposal or the proponent's supporting statement.

STOCKHOLDER PROPOSAL

"WHEREAS many shareowners lack the time and expertise to make the best voting decisions, yet prefer not to always follow management's recommendations, because of management's possible conflicts of interest;

  "WHEREAS shareowners have a common interest in obtaining sound independent advice, but often insufficient private interest to justify paying for it individually (the "free-rider" problem);

  "THEREFORE BE IT RESOLVED that KB Home shareowners request the Board of Directors to hire a proxy advisory firm for one year, to be chosen by shareowner vote. Shareowners request the Board to take all necessary steps to enact this resolution in time to hold the vote at the year-2002 shareowner meeting, with the following features:

"- To insulate advisor selection from influence by Company management, any proxy advisory firm could put itself on the ballot by paying an entry fee, declaring the price (no more than $5000) for advisory services for the coming year, and providing the address of a website describing their proposed services and qualifications.

"- The winning candidate would be paid its declared price by the Company, and make advice freely available to all Company shareowners for the subsequent year, on all matters put to shareowner vote except director elections. This advice could relate to such matters as mergers, stock option plans, and shareowner proposals. (Advice on director elections is excluded to satisfy SEC rule 14a-8(i)(8).)

"- Performance of the advisory firm would not be policed by Company management, but rather by gain or loss of the advisor's reputation and future business.

"- Brief summary advice could be included in the Company proxy, with references to a website and/or toll-free number for more detail.

"- The decision of whether to hire proxy advisory firms in later years would be left open, and could be decided by future shareowner votes.

SUPPORTING STATEMENT

"This proposal can be expected to improve the Company's stock return by:

"- improving management accountability to shareowners by making independent professionally researched advice available to all;

"- increasing support for value-enhancing mergers and proposals;

"- encouraging greater competition on price and quality among proxy advisors to serve shareowner interests, making it easier for new advi-sors to enter the business, and reducing the market share of the largest proxy advisory firm.

  "Like the Company's external auditor, the proxy advisor would be paid with Company funds to give shareowners an independent professional opinion. Independence would be further enhanced by having shareowners choose the proxy advisor.

  "The conflicts of interest between managers and shareowners are described in Monk's and Minow's 1996 book Watching the Watchers, along with shareowners' information problems.

  "Articles discussing the company-pay system for proxy advice are on the Corporate Monitoring website (http://www.corpmon.com/publications.htm), in particular "The Internet Will Drive Corporate Monitoring" (Corporate Governance International, June 2000). Further developments in corporate governance that may follow from this proposal are presented in "The Corporate Monitoring Firm" (Corporate Governance: An International Review, January 1999) and "Corporate
Monitoring: New Shareholder Power Tool" (Financial Analysts Journal, September/October 1998)."

RECOMMENDATION OF THE BOARD OF DIRECTORS AGAINST THE PROPOSAL

Your Board of Directors recommends that you vote AGAINST the stockholder proposal for the following reasons:

  1. The Board of Directors, which includes eight outside directors and only two members of management, is in the best position to make informed recommendations to the Company's stockholders with respect to the matters to be voted upon.

  2. There already is a significant amount of research and information readily available on the Internet and elsewhere regarding the Company and issues important to the Company's stockholders.

  3. The stockholder proposal would require the Company to spend corporate funds for the hiring of a proxy advisory firm and for the distribution of the firm's advice to stockholders.

  4. The stockholder proposal would preclude management of the Company from evaluating the quality of the proxy advisory firm's work, its recommendations or the process by which recommendations are made.

 ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL

                                 OTHER MATTERS

                            ------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company in compliance with Section 16 of the Securities Exchange Act of 1934, as amended, all such Forms were filed on a timely basis by the Company's reporting persons during 2000.

FINANCIAL STATEMENTS

The Company's audited consolidated financial statements and notes thereto, including selected financial information and management's discussion and analysis of financial condition and results of operations for the fiscal year ended November 30, 2000 are included at pages 34 through 72 of the Company's 2000 Annual Report to Stockholders, which is being mailed to stockholders concurrently with this Proxy Statement. Additional copies of the Annual Report are available without charge upon request. The financial statements, the report of independent auditors thereon, selected financial information, and management's discussion and analysis of financial condition and results of operations in the Annual Report are incorporated by reference herein.

INDEPENDENT ACCOUNTANTS

The firm of Ernst & Young LLP served as the Company's independent auditors for 2000. This firm has advised the Company that it has no direct or indirect financial interest in the Company. For the 2000 fiscal year, the Company paid Ernst & Young LLP the following fees:

                             FINANCIAL INFORMATION
                              SYSTEMS DESIGN AND
AUDIT FEES   AUDIT RELATED    IMPLEMENTATION FEES    ALL OTHER FEES
-------------------------------------------------------------------
 $412,850      $624,750             $--0--              $140,000
-------------------------------------------------------------------

Audit related services generally include fees for statutory and pension audits, foreign and domestic registration statements, operational internal audit procedures and accounting consultations. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from stockholders.

OTHER BUSINESS

The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares represented by properly delivered proxies on such matters in accordance with their judgment in the best interest of the Company.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

Any proposal of a stockholder intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than November 1, 2001. Further, management proxies for the Company's 2002 Annual Meeting of Stockholders will use their discretionary voting authority with respect to any proposal presented at the meeting by a stockholder who does not provide the Company with written notice of such proposal prior to January 17, 2002.

COST AND METHOD OF PROXY SOLICITATION

The entire cost of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement, and the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors, and other regular employees of the Company by telephone, facsimile, or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals. The Company will use the services of Georgeson Shareholder Communications Inc., a professional soliciting organization, to assist in proxy solicitation and in distributing proxy materials to institutions, brokerage houses, custodians, nominees and other fiduciaries. The Company estimates the costs for such services will not exceed $10,000.

By Order of the Board of Directors,

Kimberly N. King
Director of Corporate Legal Affairs
and Secretary

March 1, 2001
Los Angeles, California

                                  ATTACHMENT A

                                    KB HOME
                     AUDIT AND COMPLIANCE COMMITTEE CHARTER

I. PURPOSE

  The primary function of the Audit and Compliance Committee (the "Committee") is to provide assistance to the Board of Directors in fulfilling its oversight responsibilities to the shareholders relating to the corporate accounting and reporting practices of the Company and the quality and integrity of financial reports of the Company. The Committee shall assure that the Company has a reasonable system of internal controls, shall review the audit efforts of the independent accountants and the internal Controls Evaluation and Audit Department ("Audit Department") and shall provide assistance to the Board in the oversight of matters in which the Company has or may have material liability exposure.

II. COMPOSITION

  A. The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be "independent" directors (as defined in Section V.A. below) and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall be "financially literate" (as defined in Section V.B. below). The Committee Chairman shall have accounting or related "financial management expertise" (as defined in Section V.C. below).

  B. The Chairman and members of the Committee shall be appointed by the Board annually.

III. MEETINGS

  A. The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Chairman shall have the authority to call such additional meetings as he or she deems necessary or desirable.

  B. As part of its job to foster open communication, the Committee should meet at least annually with the director of the Audit Department and the independent accountants in separate executive sessions to discuss any matters that the Committee, or any individual Committee member, and/or either auditor believes should be discussed privately.

  C. The Chairman shall formally report the matters discussed at each Committee meeting to the Board of Directors.

IV. RESPONSIBILITIES AND DUTIES

  A. Documents and Reports Review

  To fulfill its responsibilities and duties the Committee shall:

          1. Review and reassess the adequacy of this Charter on an annual basis.

          2. Review a preliminary draft of the Company's annual financial statements, including any certification, report, opinion, or review rendered by the independent accountants.

          3. Review the regular internal audit reports prepared by the Audit Department.

  B. Independent Accountants

  1. The Committee shall annually recommend to the Board of Directors the selection of the independent accountants, considering their independence and effectiveness, and shall review the fees and other compensation to be paid to the independent accountants. Further, on an annual basis, the Committee shall review and discuss with the independent accountants all significant relationships the accountants have with the Company to determine the accountants' independence. The Committee will procure from the outside auditor an annual written statement delineating all relationships between the independent accountants and the Company, and the Committee shall be responsible for engaging in active dialogue with the independent accountants regarding any relationship that might compromise their objectivity.

  2. The Committee shall insure that the independent accountants are ultimately accountable to the Committee and the Board of Directors, as representatives of the Company's stockholders, and that these stockholders' representatives have the ultimate authority to select, evaluate and, where appropriate, replace the independent accountant.

  C. Financial Reporting Processes

  To fulfill its responsibilities and duties the Committee shall:

          1. Consider the independent accountants' judgments about the internal control environment and the appropriateness of the Company's accounting principles as applied in its financial reporting.

          2. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the Audit Department.

          3. Review any significant disagreement among management and the independent accountants or the Audit Department in connection with the internal control environment or preparation of the financial statements.

          4. Review with financial management and the independent accountants the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices.

          5. Review the adequacy of internal controls and procedures related to executive expense accounts, including the use of Company assets.

          6. The Chairman of the Committee will annually report to the Board the Committee's recommendation with respect to whether, based on information available to the Committee, the Company's financial statements should be filed with the Company's Annual Report on Form 10-K.

  D. Ethical and Legal Compliance

  To fulfill its responsibilities and duties the Committee shall:

          1. Periodically review and approve the Company's Business Ethics Policy, as may be materially revised from time to time. The Committee shall specifically call to the attention of the full Board of Directors those provisions of the Business Ethics Policy, and amendments thereto, that pertain to the conduct of directors of Company. The Committee shall further ensure that management has established a system to enforce the policy.

          2. Review the staffing, organizational structure and qualifications of the Audit Department.

          3. Meet with the Company's general counsel at least annually, and review any matters of legal liability exposure that could reasonably be anticipated to have a material impact on the Company's financial statements.

          4. Perform any other activities consistent with this Charter, the Company's By-laws and governing law or other regulations exchange regulation, as the Committee or the Board of Directors deems necessary or appropriate.

          5. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

V. DEFINITIONS:

  A. "Independent" director means that there is no relationship to the company that may interfere with the exercise of independence from management and the company. Examples of such non-independent relationships include:

     - a director being employed by the Company or any of its affiliates for the current year or any of the past five years;

     - a director accepting any compensation from the Company or any of its affiliates other than compensation for board service or benefits under a tax-qualified retirement plan;

     - a director being a member of the immediate family of an individual who is, or has been in any of the past five years, employed by the Company or any of its affiliates as an executive officer;

     - a director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments that are or have been significant to the Company or business organization in any of the past five years;

     - a director being employed as an executive of another organization where any of the Company's executives serves on that organization's compensation committee.

      A director who has one or more of these relationships may be appointed to the Committee if the Board determines that membership on the Committee by the individual is required by the best interests of the Company and its stockholders.

  B. "Financially literate" means the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statements.

  C. "Financial management expertise" means past employment experience in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a CEO or other senior officer with financial oversight responsibilities.

                                 [KB HOME LOGO]

                                    KB HOME
                            10990 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90024


                                 www.kbhome.com

PROXY


                                 [KB HOME LOGO]
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 5, 2001


     The undersigned hereby appoints Bruce Karatz and Kimberly N. King, and each of them, as proxies with full power of substitution and revocation, to vote all of the shares of KB Home Common Stock the undersigned is entitled to vote at the KB Home Annual Meeting of Stockholders to be held on April 5, 2001, or at any adjournment thereof, upon the Proposals set forth on the reverse side of this Proxy Card and described in the accompanying Proxy Statement, and upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 AND AGAINST PROPOSAL 4, AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)









-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                             Please mark
                                                             your votes as
                                                             indicated in    [X]
                                                             this example.

--------------------------------------------------------------------------------
                     Your Directors recommend a vote "FOR":
--------------------------------------------------------------------------------

                                                                     WITHHOLD
                                                   FOR              AUTHORITY
                                            (Except as marked      to vote for
                                            to the contrary)     nominees listed


1. ELECTION OF DIRECTORS in Class III

   Nominees: 01 Ronald W. Burkle
             02 Dr. Ray R. Irani                    [ ]               [ ]
             03 Guy Nafilyan
             04 Luis G. Nogales

To withhold authority to vote for any individual nominee, strike a line through the nominee's name.


2. Approval of 2001 STOCK INCENTIVE PLAN               FOR    AGAINST   ABSTAIN
                                                       [ ]      [ ]       [ ]


3. Reapproval of PERFORMANCE-BASED INCENTIVE           FOR    AGAINST   ABSTAIN
   PLAN FOR SENIOR MANAGEMENT                          [ ]      [ ]       [ ]


--------------------------------------------------------------------------------
*** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   Your Directors recommend a vote "AGAINST":
--------------------------------------------------------------------------------

4. STOCKHOLDER PROPOSAL regarding hiring of            FOR    AGAINST   ABSTAIN
   proxy advisor                                       [ ]      [ ]       [ ]

--------------------------------------------------------------------------------

By checking the box to the right, I consent to future access of           [ ]
KB Home's Annual Reports, Proxy Statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke this consent at any time by contacting the Company's transfer agent, Mellon
Investor Services, Ridgefield, Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

Signature(s) ________________________________________ Date _______________, 2001

Note: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners should sign.

--------------------------------------------------------------------------------
                  [ARROW UP] FOLD AND DETACH HERE [ARROW UP]

                         ------------------------------
                               VOTE BY TELEPHONE
                          QUICK *** EASY *** IMMEDIATE
                         ------------------------------


Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

CALL OUR TOLL FREE NUMBER 1.800.840.1208 ON A TOUCH TONE TELEPHONE AT ANY TIME OF THE DAY OR NIGHT. THERE IS NO CHARGE TO YOU FOR THIS CALL.

YOU WILL BE ASKED TO ENTER THE 11-DIGIT CONTROL NUMBER LOCATED IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM.

--------------------------------------------------------------------------------
OPTION 1:  To vote as the Board of Directors recommends on ALL proposals, press 1.
--------------------------------------------------------------------------------

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

--------------------------------------------------------------------------------
OPTION 2:  If you choose to vote on each Proposal separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------

-    Proposal 1:    to vote FOR ALL nominees, press 1;

                    to WITHHOLD AUTHORITY for all nominees, press 9;

                    to WITHHOLD AUTHORITY for an individual nominee, press 0 and listen to the instructions.

-    Proposal 2:    to vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0.

-    Proposal 3:    to vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0.

-    Proposal 4:    to vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0.

WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

--------------------------------------------------------------------------------
    PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU HAVE VOTED BY TELEPHONE
--------------------------------------------------------------------------------

PROXY

                                 [KB HOME LOGO]

                  ANNUAL MEETING OF STOCKHOLDERS APRIL 5, 2001

                CONFIDENTIAL INSTRUCTIONS TO WACHOVIA BANK, N.A.
                  TRUSTEE FOR THE KB HOME GRANTOR STOCK TRUST


     We respect to the voting at the Annual Meeting of Stockholders of KB Home (the "Company") to be held on April 5, 2001, or any adjournment or postponement thereof, the undersigned participant in the Company's employee stock option plans hereby directs Wachovia Bank, N.A., as Trustee of the Company's Grantor Stock Trust, to vote all of the undersigned's votes to which the undersigned is entitled to direct under the Grantor Stock Trust in accordance with the following instructions:

THE VOTES THAT THE UNDERSIGNED IS ENTITLED TO DIRECT UNDER THE COMPANY'S GRANTOR STOCK TRUST WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF THIS CARD IS SIGNED AND RETURNED, BUT NO CHOICES ARE INDICATED, THE VOTES THAT THE UNDERSIGNED IS ENTITLED TO DIRECT WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 AND AGAINST PROPOSAL 4, AND UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

    PLEASE MARK, DATE AND SIGN THESE INSTRUCTIONS AND RETURN THEM PROMPTLY,
                 EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                   [ARROW UP] FOLD AND DETACH HERE [ARROW UP]

             -----------------------------------------------------
             INSTRUCTION CARD                              KB HOME
             -----------------------------------------------------
                  ANNUAL MEETING OF STOCKHOLDERS APRIL 5, 2001
             -----------------------------------------------------

Dear Fellow Employee:

     Just a reminder, your vote and your investment in KB Home are very important. Please complete and return your Confidential Instruction Card for tabulation by no later than April 2, 2001 to ensure that your vote is counted.



                                        Bruce Karatz
                                        Chairman and
                                        Chief Executive Officer

                                                             Please mark
                                                             your votes as
                                                             indicated in    [X]
                                                             this example.

--------------------------------------------------------------------------------
                     Your Directors recommend a vote "FOR":
--------------------------------------------------------------------------------

                                                                     WITHHOLD
                                                   FOR              AUTHORITY
                                            (Except as marked      to vote for
                                            to the contrary)     nominees listed


1. ELECTION OF DIRECTORS in Class III

   Nominees: 01 Ronald W. Burkle
             02 Dr. Ray R. Irani                    [ ]               [ ]
             03 Guy Nafilyan
             04 Luis G. Nogales

To withhold authority to vote for any individual nominee, strike a line through the nominee's name.


2. Approval of 2001 STOCK INCENTIVE PLAN               FOR    AGAINST   ABSTAIN
                                                       [ ]      [ ]       [ ]


3. Reapproval of PERFORMANCE-BASED INCENTIVE           FOR    AGAINST   ABSTAIN
   PLAN FOR SENIOR MANAGEMENT                          [ ]      [ ]       [ ]


--------------------------------------------------------------------------------
*** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   Your Directors recommend a vote "AGAINST":
--------------------------------------------------------------------------------

4. STOCKHOLDER PROPOSAL regarding hiring of            FOR    AGAINST   ABSTAIN
   proxy advisor                                       [ ]      [ ]       [ ]

--------------------------------------------------------------------------------

By checking the box to the right, I consent to future access of           [ ]
KB Home's Annual Reports, Proxy Statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke this consent at any time by contacting the Company's transfer agent, Mellon
Investor Services, Ridgefield, Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

Signature(s) ________________________________________ Date _______________, 2001

Note: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners should sign.

--------------------------------------------------------------------------------
                  [ARROW UP] FOLD AND DETACH HERE [ARROW UP]

                         ------------------------------
                               VOTE BY TELEPHONE
                          QUICK *** EASY *** IMMEDIATE
                         ------------------------------


Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

CALL OUR TOLL FREE NUMBER 1.800.840.1208 ON A TOUCH TONE TELEPHONE AT ANY TIME OF THE DAY OR NIGHT. THERE IS NO CHARGE TO YOU FOR THIS CALL.

YOU WILL BE ASKED TO ENTER THE 11-DIGIT CONTROL NUMBER LOCATED IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM.

--------------------------------------------------------------------------------
OPTION 1:  To vote as the Board of Directors recommends on ALL proposals, press 1.
--------------------------------------------------------------------------------

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

--------------------------------------------------------------------------------
OPTION 2:  If you choose to vote on each Proposal separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------

-    Proposal 1:    to vote FOR ALL nominees, press 1;

                    to WITHHOLD AUTHORITY for all nominees, press 9;

                    to WITHHOLD AUTHORITY for an individual nominee, press 0 and listen to the instructions.

-    Proposal 2:    to vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0.

-    Proposal 3:    to vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0.

-    Proposal 4:    to vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0.

WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

--------------------------------------------------------------------------------
    PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU HAVE VOTED BY TELEPHONE
--------------------------------------------------------------------------------

PROXY

                                 [KB HOME LOGO]

                  ANNUAL MEETING OF STOCKHOLDERS APRIL 5, 2001

          CONFIDENTIAL INSTRUCTIONS FIDELITY MANAGEMENT TRUST COMPANY
                  TRUSTEE FOR THE KB HOME 401(k) SAVINGS PLAN

     Receipt of proxy material for the above Annual Meeting is acknowledged. I instruct you to vote (in person or by proxy) all shares of Common Stock of KB Home (the "Company") held by you for my account under the Company's Amended and Restated 401(k) Savings Plan at the Company's Annual Meeting of Stockholders to be held on April 5, 2001 at 9:00 a.m., and at all adjournments thereof, on the matters as indicated on the reverse side of this card and in your discretion on any other matters that may come before the Annual Meeting and as to which discretionary authority is permitted by applicable law. If this card is signed and returned, but no choice is specified, I instruct you to vote this proxy FOR Proposals 1, 2 and 3 and AGAINST Proposal 4, and upon such other business as may come before the Annual Meeting in accordance with the Board of Directors' recommendation.

    PLEASE MARK, DATE AND SIGN THESE INSTRUCTIONS AND RETURN THEM PROMPTLY,
                 EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                   [ARROW UP] FOLD AND DETACH HERE [ARROW UP]

             -----------------------------------------------------
             INSTRUCTION CARD                              KB HOME
             -----------------------------------------------------
                  ANNUAL MEETING OF STOCKHOLDERS APRIL 5, 2001
             -----------------------------------------------------

Dear Fellow Employee:

     Just a reminder, your vote and your investment in KB Home are very important. Please complete and return your Confidential Instruction Card for tabulation by no later than April 2, 2001 to ensure that your vote is counted.



                                        Bruce Karatz
                                        Chairman and
                                        Chief Executive Officer

                                                             Please mark
                                                             your votes as
                                                             indicated in    [X]
                                                             this example.

--------------------------------------------------------------------------------
                     Your Directors recommend a vote "FOR":
--------------------------------------------------------------------------------

                                                                     WITHHOLD
                                                   FOR              AUTHORITY
                                            (Except as marked      to vote for
                                            to the contrary)     nominees listed


1. ELECTION OF DIRECTORS in Class III

   Nominees: 01 Ronald W. Burkle
             02 Dr. Ray R. Irani                    [ ]               [ ]
             03 Guy Nafilyan
             04 Luis G. Nogales

To withhold authority to vote for any individual nominee, strike a line through the nominee's name.


2. Approval of 2001 STOCK INCENTIVE PLAN               FOR    AGAINST   ABSTAIN
                                                       [ ]      [ ]       [ ]


3. Reapproval of PERFORMANCE-BASED INCENTIVE           FOR    AGAINST   ABSTAIN
   PLAN FOR SENIOR MANAGEMENT                          [ ]      [ ]       [ ]


--------------------------------------------------------------------------------
*** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   Your Directors recommend a vote "AGAINST":
--------------------------------------------------------------------------------

4. STOCKHOLDER PROPOSAL regarding hiring of            FOR    AGAINST   ABSTAIN
   proxy advisor                                       [ ]      [ ]       [ ]

--------------------------------------------------------------------------------

By checking the box to the right, I consent to future access of           [ ]
KB Home's Annual Reports, Proxy Statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke this consent at any time by contacting the Company's transfer agent, Mellon
Investor Services, Ridgefield, Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

Signature(s) ________________________________________ Date _______________, 2001

Note: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners should sign.

--------------------------------------------------------------------------------
                  [ARROW UP] FOLD AND DETACH HERE [ARROW UP]

                         ------------------------------
                               VOTE BY TELEPHONE
                          QUICK *** EASY *** IMMEDIATE
                         ------------------------------


Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

CALL OUR TOLL FREE NUMBER 1.800.840.1208 ON A TOUCH TONE TELEPHONE AT ANY TIME OF THE DAY OR NIGHT. THERE IS NO CHARGE TO YOU FOR THIS CALL.

YOU WILL BE ASKED TO ENTER THE 11-DIGIT CONTROL NUMBER LOCATED IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM.

--------------------------------------------------------------------------------
OPTION 1:  To vote as the Board of Directors recommends on ALL proposals, press 1.
--------------------------------------------------------------------------------

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

--------------------------------------------------------------------------------
OPTION 2:  If you choose to vote on each Proposal separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------

-    Proposal 1:    to vote FOR ALL nominees, press 1;

                    to WITHHOLD AUTHORITY for all nominees, press 9;

                    to WITHHOLD AUTHORITY for an individual nominee, press 0 and listen to the instructions.

-    Proposal 2:    to vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0.

-    Proposal 3:    to vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0.

-    Proposal 4:    to vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0.

WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

--------------------------------------------------------------------------------
    PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU HAVE VOTED BY TELEPHONE
--------------------------------------------------------------------------------

                              [KB Home Letterhead]

                                  March 1, 2001


TO: PARTICIPANTS IN THE COMPANY'S EMPLOYEE STOCK OPTION PLANS

     The Company has placed approximately 8.8 million shares of Common Stock into a Grantor Stock Trust where they are being held to fund benefits for our employees under, among other things, the Company's employee stock option plans. As a participant in one or more of the Company's stock option plans, you have certain rights to direct the voting of these shares at the upcoming 2001 Annual Meeting. Your voting rights are based upon the number of unexercised options you held as of February 14, 2001.

     The 8.8 million shares held by the Grantor Stock Trust represent just under 20% of the Company's shares eligible to vote at the Annual Meeting. Accordingly, these shares give our employees a strong voice in the direction of the Company. Please note that because there are more than three times as many shares in the Grantor Stock Trust than employee options currently outstanding, your vote has more than three times the weight of your option holdings. For example, if you hold 1,000 options, your instructions to the Trustee will direct the vote of approximately 3,360 shares.

     To exercise your voting rights, please complete the enclosed Voting Instruction Card. It directs the Trustee for the Grantor Stock Trust how to vote. YOU MUST RETURN THE VOTING INSTRUCTION CARD USING THE ENCLOSED RETURN ENVELOPE BY NO LATER THAN APRIL 2, 2001 IN ORDER TO EXERCISE YOUR VOTING RIGHTS UNDER THE GRANTOR STOCK TRUST. OR YOU CAN VOTE BY PHONE BY SIMPLY DIALING THE 1-800 NUMBER ON YOUR PROXY CARD.

     For reasons stated in the enclosed Proxy Statement for the Annual Meeting, your Board of Directors recommends a vote "FOR" the four nominees for director, the 2001 Stock Incentive Plan and re-approval of the Performance-Based Incentive Plan for Senior Management and "AGAINST" the stockholder proposal.

     You may get more than one package of materials regarding the upcoming Annual Meeting. Please return any Proxy Card/Voting Instruction Card you may receive separately in the separate return envelope provided with each package.

     If you need further assistance, please contact Kimberly King at (310) 231-4123. Thank you.


                                             Sincerely,


                                             /s/ Bruce Karatz
                                             -----------------------
                                                 Bruce Karatz